Exhibit 4.11

[INFORMAL ENGLISH TRANSLATION]

Date: March 29, 2017

Name of the customer:     Itamar Medical Ltd. (hereinafter: the “Borrower” or the “Company” or the “Customer”)

Company No. 512434218

Address:       9 Halamish Street, Caesarea Zip code 3088900

Account number:     250888 in the Orot Mall Branch (hereinafter: the “Account”)

To: Mizrahi Tefahot Bank Ltd. (hereinafter: the “Bank”)

To Whom It May Concern:

Re: Line of Credit

We are setting forth in writing the agreements reached between us in connection with the Credit Limit and the loans made available to the Company, from time to time, in reliance on this Agreement and in reliance of a specific credit agreement and/or specific loan agreement that will be submitted to you in the future, from time to time, in reliance on this Framework Agreement. In addition to the provisions of this Agreement, the terms of the Line of Credit and all of the loans that will be provided to the Company, whether from the framework or long-term (hereinafter: the “Credit”), shall be in accordance with and subject to the “Account Opening Application” and/or “Account Changes” and “Account Management Packet” and “Credit Packet for a Business Customer,” and all of the appendices and amendments in which we have engaged with the Bank, as well as subject to any specific credit / loan agreement or otherwise, between the Company and the Bank (hereinafter: the “Credit Documents”), and all of the provisions of the Credit Documents and all of the terms thereof shall apply and be binding with respect to the credit that will be provided to the Company by you.

1.	Types of credit:

The amount of the credit that will be provided pursuant to this Agreement: up to a sum of USD 10,000,000 (hereinafter: the “Credit Amount”).

The Line of Credit and the Credit will be provided and may be utilized by the Company as of the date on which all of the preconditions and general terms as set forth in Section 5 below are satisfied (hereinafter: the “Preconditions”) and subject to the Bank’s signature on this Agreement.

All of the Credit Amounts that were provided and/or will be provided to the Company shall be repaid in full pursuant to the agreements set forth in the documents signed and/or that will be signed by the Company in connection with the provision of the same Credit, and subject to the terms of this Agreement.

2.	The Lender - Mizrahi Tefahot Bank Ltd. (hereinafter: the “Bank”)

3.	The Borrower - Itamar Medical Ltd., Company No. 512434218 (hereinafter: the “Borrower” or the “Company”)

4.	Types of credit:

4.1.	Long-term loan -

4.1.1.	A loan in the amount of USD 6,000,000 may be taken, in whole or in part, at once or in installments, provided that no withdrawal shall be less than USD 2,000,000, by no later than February 28, 2018. The Borrower’s notice of its intent to withdraw any loan as stated above will be provided to the Bank in writing no later than two (2) business days prior to the date of the execution of the loan and will include the date requested for the provision thereof as well as the amount of the loan. The Bank will prepare the relevant loan agreement for the Borrower’s signatures, including all of the details of the Loan and the relevant interest, as well as the other documents customary at the Bank.

It is agreed that in addition to the Preconditions, a precondition for the provision of the long-term loan is that the Borrower will declare in writing, upon the provision of the loan, that no adverse change has occurred thereto (excluding a negligible change) and that no default event has occurred.

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“Default Event” - Any of the events or causes which, upon their occurrence, the Bank may call for immediate payment the credit or any part thereof extended under any of the Credit Documents. For the avoidance of doubt, the provision of a curing period, if provided regarding a Default Event, does not postpone the date or the occurrence of the Default Event, and the Default Event will be considered to be as such as of the occurrence of the circumstances that form it prior to the passage of the curing period, and regardless of the passage of any other time.

4.1.2	The annual interest rate for the long-term loan - quarterly Libor + 5.5%.

4.1.3.	The principal of the loan and the interest for the same will be repaid in 12 consecutive quarterly payments, as of the end of three months from the date on which the long-term loan was provided.

4.1.4.	The fee for the execution of a payment on the date of the provision of the long-term loan will be in accordance with the Bank’s fee schedule at the time.

4.2.	Credit limit to finance customer debt -

4.2.1	The Loans Framework for financing customer debt in the amount of up to USD 4,000,000 (the “Line of Credit for Financing Customer Debt” or the “Loan for Financing Customer Debt”) will be in force and may be utilized subject to the provisions of Section 1 above, by March 25, 2018 (hereinafter: the “Expiration of the Line of Credit”). Any loan from the aforesaid framework will be calculated and provided pursuant to the following aggregate rules and conditions:

1)	Invoices for payment that are not yet paid, which are issued by the Borrower and/or the US Subsidiary Itamar Medical Inc. (hereinafter: the “US Subsidiary”) and/or I.M.E. 2016 B.V. (hereinafter: the “Dutch Subsidiary”) to their customers, will be financed at a rate of no more than 80% of the amount of the same invoices (for each invoice).

2)	Invoices will be financed that are payable no later than 90 days from the Reporting Date, as set forth in Section 4.2.3 below, and in any case no later than the Expiration of the Line of Credit. Invoices in arrears shall not be financed, excluding invoices that are in arrears of up to 60 days on the date of the provision of the loan (hereinafter: “Invoices in Arrears”), and provided that the rate of the Invoices in Arrears does not exceed 10% of the total Loans for Financing Customer Debt. It is clarified that in transactions in installments, the payment date is the payment date of each payment. Additionally, deferred income as well as doubtful debts will be offset from the balance of the invoices.

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3)	The exposure vis-a-vis each individual customer (as calculated pursuant to this section) will not exceed 20% of the total Credit Limit for Financing Customer Debt.

The amount of the loan calculated in accordance with the rules above will be hereinafter: the “Derived Amount.”

4.2.2	Payment date of the Loans for Financing Customer Debt - the payment date of each Loan for Financing Customer Debt will not exceed 3 months from the date on which it is provided, with the final and absolute payment date of the loans provided being the expiration of the framework.

4.2.3	Reporting - The Borrower will provide the Bank, no later than 12 days from the end of each calendar month, with a report including the details of the invoices as of the last day of the previous calendar month, which is not yet paid by the reporting date, as well as the calculation of the Derived Amount. The reporting will be made in the form customary at the Bank as agreed upon by the parties (hereinafter: the “Monthly Invoices Report”).

Additionally, together with the transfer of the unpaid invoices report, the Borrower will also provide a collection report regarding all of the invoices that were financed, which details the amounts collected in the previous month and the invoices that were paid.

The reports will be signed by the CEO of the Company or its CFO.

It is agreed that the Bank may, at its sole discretion, demand the presentation of the invoices set forth in the Report, in whole or in part.

The Bank may examine the calculation of the Derived Amount as well as disqualify any of the customers and/or invoices set forth in the report.

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4.2.4	The adjustment of the balance amount of the Loans for Financing Customer Debt to the Derived Amount will be made within five days from the date of the provision of the report. The adjustment of the balance of the Loans for Financing Customer Debt will take place by the provision of Loans for Financing Customer Debt or the early repayment thereof. It is clarified that the Bank will not be required to provide Loans for Financing Customer Debt from the Line of Credit unless it has approved the debtor customers and the calculation of the Derived Amount, at its discretion.

4.2.5	The Borrower shall sign all of the documents required by the Bank for the execution of the provisions of this section.

4.2.6	The interest rate for the Loans for Financing Customer Debt - for each Loan for Financing Customer Debt, the Borrower will pay the Bank variable annual interest at a rate of monthly Libor + 4.25%. The interest for the Loan for Financing Customer Debt will be repaid on a monthly basis (or based on the term of the Loan for Financing Customer Debt, as the case may be).

4.3	Fees

4.3.1.	For the Credit Limit for Financing Customer Debt and the long-term loan, the account will be charged a credit allocation fee at a rate of 0.6% per year, for the entire Credit Amount, as defined above, as of the signing date of this Agreement. The credit allocation fee shall be calculated daily and collected on a quarterly basis, at the beginning of each calendar quarter, for the preceding quarter.

For the same part of the framework that was actually utilized by the Borrower, the Borrower will receive a full reduction from the credit allocation fee set forth above. The calculation will take place regarding any credit provided, as of the date on which it is actually provided, for the unused balance.

The credit allocation fee as set forth above does not constitute a substitute for the ordinary fees customary at the Bank.

4.4	All of the additional conditions in connection with the credit that will be provided to the Borrower, insofar as they are not provided in this Agreement, including interest rates, payment dates, fees and other payments, will be as agreed upon and/or will be agreed upon by the Bank and the Borrower.

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5.	Preliminary and general terms:

Any provision of any credit and/or its continued provision will be subject to the fulfillment of all of the following conditions:

5.1	The Borrower has opened account number 250888 at the Orot Mall branch (438) of the Bank (hereinafter: the “Account”).

The Borrower above has executed the customary Credit Documents at the Bank as well as the relevant documents required for the requested activity and/or credit and provided all of the minutes and attorney verifications as customary at the Bank.

5.2	The Borrower has provided the Bank with all of the following sureties, signed a bond or pledge deed for the same in the form customary in the Bank, and provided all of the documents, minutes, and attorney verifications as customary at the Bank:

5.2.1	A first-ranked floating charge, unlimited in amount, on all of the property, funds, rights and assets of any type or kind of the Borrower, and a first-ranked fixed charge, unlimited in amount, on the intellectual property of the Borrower, on the goodwill, documents and negotiable papers, on its bank account, and its holdings in the US Subsidiary and the Dutch Subsidiary, all as set forth in the bond, in the form agreed upon by the parties.

A first-ranked fixed pledge, unlimited in amount, on all of the rights to receive funds from customers of the Borrower, as set forth in the list that will be attached to the bond.

5.2.2	A first-ranked pledge for the benefit of the Bank, unlimited in amount, on all of the assets and property of the US Subsidiary (including its customers). The Borrower has provided the Bank with a legal opinion in the form customary at the Bank, based on which a charge on the assets of the US Subsidiary and is shares is valid vis-a-vis any third party, as well as confirmations of recordation of the charges in the United States. The Borrower and the US Subsidiary will make efforts to update the registered charge, such that it will remain in force until the absolute and final clearance of the debts and liabilities of the Borrower to the Bank.

5.2.3	The Dutch Subsidiary will sign a “negative charge” document in the form agreed upon by the parties.

5.2.4	The lists of intellectual property and customers of the Borrower and the US Subsidiary as set forth above include the intellectual property of the companies as well as the lists of their customers on the signing date of the charge documents above. The companies undertake to update the lists on a biannual basis, to provide the updated lists to the Bank, and to update the pledge documents accordingly.

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5.3	The Borrower and the US Subsidiary will sign and provide the Bank with any document required by the competent authorities for the fulfillment of their undertakings in accordance with the provisions of this section.

5.4	The Borrower will deposit USD 4,000,000 in the Account, as set forth in Section 8 below.

5.5	The Borrower will sign an options agreement for the Bank in the form agreed upon by the parties (hereinafter: the “Options Agreement”) and provide, for the same purpose, all of the confirmations required, including a legal opinion.

The basic principles in the Options Agreement -

The Borrower shall grant the Bank 798,088 nonnegotiable options for the acquisition of ordinary shares of the Company, at an exercise price of NIS 1.36 per share. Duration of the option: four years from the date of the granting of the options.

It is clarified that the conditions set forth in the Options Agreement are binding vis-a-vis the Borrower for all intents and purposes.

6.	The Borrower and the US Subsidiary hereby assign to the Bank all of their rights, existing and future, for the receipt of funds from their customers, existing and future. Additionally, the Borrower undertakes to act in order for all of the direct payments of its customers, as well as all of the payments owed thereto from the subsidiaries, will be made solely to the bank account set forth in Section 5.1 above, and the same Account will be listed in all of the accounts for payment provided thereby.

7.	The subsidiaries undertake to transfer funds to the Borrower’s Account, at the first request of the Bank, to cover the credit provided in the Credit Limit for Financing Customer Debt.

8.	The Borrower undertakes that as of the date of the withdrawal of the credit, in whole or in part (whether a withdrawal of a loan from the Credit Limit for Financing Customer Debt or a withdrawal of a long-term loan), the balance of the cash in the Bank’s Account will not be less at any time than USD 4,000,000 (hereinafter: the “Deposited Amount”). It is agreed that a temporary reduction in the amount, which will be coordinated with the Bank in advance and in writing, up to a sum of USD 3,600,000, will not constitute grounds to call the credit due for immediate repayment, provided that the Borrower has deposited, within 30 days, in its Account, the amount required such that the Borrower’s cash balance in the Account is at least USD 4,000,000. It shall be clarified that this amount will not exceed the balance of the long-term loans and the Loans for Financing Customer Debt.

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9.	The Borrower undertakes to ensure that no charges are created on the assets of the subsidiaries (other than as set forth in this Agreement), and the Borrower further undertakes that it will not change the pricing of the transactions between it and the subsidiaries, as it may be, on the signing date of this Agreement without obtaining the Bank’s prior written consent.

10.	Without derogating from the undertaking of the Borrower to provide information and documents, as agreed upon by the Bank and the Borrower, the Borrower undertakes to provide the Bank, on a quarterly basis, with its consolidated financial statements and those of its subsidiaries, audited (regarding the annual financial statements) and reviewed (regarding the quarterly financial statements) by an accountant, as the case may be, as well as any business and financial information, at the request of the Bank. It is emphasized that the reporting on MAGNA of the annual or quarterly financial statements shall be considered to be the delivery of the information to the Bank.

11.	It is hereby explicitly clarified that the actual provision of the loans and/or credit, pursuant to this Agreement, is contingent on the fulfillment of all of the conditions set forth in this Agreement above, and that the loans and/or credit will be provided based on the agreements set forth in the terms of the Credit Documents, subject to the provisions of this Agreement. The provision of the credit is also contingent on there being no legal impediment for the same, and that the same does not conflict with the provisions of the law and/or the instructions of the Supervisor of Banks (including the provisions of Proper Banking Procedure No. 311 “Minimum Capital Ratio” and Procedure no. 313 - “Restrictions on Companies of a Borrower and Group of Borrowers” and/or any other provisions that shall replace them) and provided that the granting of the credit does not cause a deviation from the liability restrictions of a borrower / group of borrowers. As of the date of the execution of this Agreement, the Bank is not aware of any such impediment or limitation.

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12.	A breach of any of the undertakings set forth in this document shall be deemed grounds to call for immediate repayment of the credit in its entirety and will not permit the provision of loans from the Credit Limit for Financing Customer Debt and/or the provision of the long-term loan, as the case may be. For the avoidance of doubt, the above shall be in addition to the grounds for calling the credit for immediate repayment, as set forth in the other documents signed and/or that will be signed by the Borrower.

13.	The Bank may, at any time and from time to time, in any case in which the Bank may perceive an inability to collect the credit and/or if an adverse change occurs to the Borrower’s solvency and/or a materially adverse change to the financial or business state thereof and/or if there are grounds to call the credit for immediate repayment and/or in the event that any of the other conditions occur as a result of changes under law, which require a reduction and/or cancellation and/or delay of the Line of Credit immediately, while providing notice to the Borrower to reduce and/or cancel the Line of Credit that is not utilized and/or postpone the provision of any loan, in whole or in part, and/or to delay it.

14.	For the avoidance of doubt, the above was not intended to grant rights to any third party, and the same will not constitute a representation on which any third party may rely.

15.	All of the appendices to this Agreement constitute integral parts hereof and all of the provisions of the appendices will supplement and be in addition to the provisions of this Agreement. In any case of a conflict between the provisions of this Agreement and the provisions of the Credit Documents or the appendices, the provisions of this Agreement shall prevail, unless expressly agreed otherwise in any of the appendices or Credit Documents. In any other case, the provisions of this Agreement and the provisions of the Credit Documents and the appendices thereto shall be deemed supplementary to each other.

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16.	The Borrower will pay the Bank, upon the signing of this Agreement, a sum of USD 30,000, for the drafting of the documents. This fee is in addition to the fees customary in the Account.

17.	In the event that the Preconditions are not fulfilled by May 31, 2017, this Agreement will be void and the Company or the Bank will not have any obligation (excluding an undertaking to pay the payments that the Borrower has undertaken in full). In the event that more time is required for the registration of the charges overseas, the Bank will provide the Company with a 30-day extension for the aforesaid registration.

Respectfully,

/s/ Itamar Medical Ltd.
Itamar Medical Ltd.

We confirm that we have read the foregoing document and we agree to its contents and undertake to act accordingly.

/s/ Itamar Medical Inc.

Itamar Medical Inc.

/s/ I.M.E. 2016 B.V.

I.M.E. 2016 B.V.

We confirm the above

________________________

Mizrahi Tefahot Bank Ltd.

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[INFORMAL ENGLISH TRANSLATION]

Name of the customer:     Itamar Medical Ltd., Company No. 512434218

Address:      9 Halamish Street, Industrial Area of North Caesarea

Date: January 29, 2008

To

Mizrahi Tefahot Bank Ltd.

To Whom It May Concern:

Re: Amendment No. 1 to the Credit Facility Agreement dated March 29, 2017 (hereinafter: the “Credit Facility Agreement”)

We set forth in writing the agreements between us in connection with the amendment to the Credit Facility Agreement between Mizrahi Tefahot Bank Ltd. (the “Bank”) and Itamar Medical Ltd. (the “Borrower”), as follows:

1.	Section 4.1 of the Credit Facility Agreement shall be amended as follows:

4.1	Facility of the loans

4.1.1	The Bank shall provide a facility of loans for use as long-term or short-term loans (hereinafter: the “Loans Facility”) in the amount of USD 6,000,000.

The Loans Facility shall be in effect and may be utilized until February 28, 2019.

It is agreed that the amount of any long-term shall be at least USD 2,000,000.

Where a long-term loan is provided - the facility amount shall be decreased by the amount of the long-term loan provided.

The Borrower’s notice of its intent to withdraw any loan as stated above will be provided to the Bank in writing no later than two (2) business days prior to the date of the execution of the loan and shall include the date requested for the provision thereof as well as the amount of the loan. The Bank shall prepare, for the Borrower’s signatures, the relevant loan agreement including all of the details of the Loan and the relevant interest, as well as the other documents customary at the Bank.

4.1.2	The annual interest rate for each loan (long-term or short-term) - quarterly Libor + 5.5%.

4.1.3	The principal of the long-term loan and the interest for the same shall be repaid in 12 consecutive quarterly payments, as of the end of three months from the date on which the long-term loan was provided.

4.1.4	The manner of repayment of the principal of the short-term loan and the interest for the same shall be agreed upon by the parties prior to the provision of the short-term loans.

4.1.5	The fee for the execution of a payment on the date of the provisions of any long-term loan shall be in accordance with the Bank’s rate list at the time.

For the avoidance of doubt, it is clarified that all of the loans above are part of the credit, as defined in the Agreement, and all of the provisions of the Credit Facility Agreement in connection with the credit shall apply regarding them as well.

2.	The validity of the credit limit for financing customer debt shall be extended until January 12, 2019 - Section 4.2.1 will be amended accordingly.

3.	In Section 4.3.1 - The amount of the credit allocation fee shall be 0.9% instead of 0.6%.

4.	In Section 7 - At the end of the section, the following shall be added: “The Borrower undertakes to make use of its means of control in the subsidiaries in order to ensure that the funds are transferred to its account as stated.”

5.	Section 8 shall be amended as follows:

“The Borrower undertakes that as of the date of the withdrawal of the credit, in whole or in part (whether the withdrawal of a loan from the credit limit is to finance a customer debt or is a withdrawal from the Loan Facility), the balance of the cash in the Bank’s account shall not be less at any time than 40% of the amount of the credit actually provided (hereinafter: the ‘Amount Required for Deposit’).

It is agreed that a temporary decrease in an amount up to 10% of the Amount Required for Deposit shall not constitute grounds to call the credit due for immediate repayment, subject to the fulfillment of the following conditions: 1. The temporary decrease shall be coordinated with the Bank in advance and in writing, and 2. the Borrower has deposited within 30 days, in its account, the Amount Required for Deposit such that the balance of the Borrower’s cash in the account will not be less than the Amount Required for Deposit.”

Section 5.4 will be amended accordingly (40% of the utilized credit amount).

6.	The Borrower declares and confirms that there has been no detrimental change to its condition, as of the signing date of the Credit Facility Agreement, and no default event has occurred.

“Default Event” - Any of the events or causes which, upon their occurrence, the Bank may call for immediate payment the credit or any part thereof extended under any of the Credit Documents. For the avoidance of doubt, the provision of a curing period, if provided regarding a Default Event, does not postpone the date or the occurrence of the Default Event, and the Default Event will be considered to be as such as of the occurrence of the circumstances that form it prior to the passage of the curing period, and regardless of the passage of any other time.

7.	In addition to the preliminary and general conditions set forth in the Agreement, the Bank’s consent, as set forth above, is contingent on the following conditions:

a.	The Borrower has provided the Bank with a document confirming the extension of the validity of the Warrant Document signed for the benefit of the Bank, in the form attached as Exhibit A.

b.	The parties have signed this Amendment.

8.	For the avoidance of doubt, it is clarified that excluding the above, no change shall be made to our undertakings toward you under the Agreement. The collateral that secures our undertakings under the Agreement will continue to apply for all intents and purposes.

9.	The Borrower will pay the Bank a fee for the preparation of this document in the amount of USD 6,000, which shall be charged to the Borrower’s account. This fee does not replace the ordinary fees customary at the Bank.

10.	This amendment shall take effect subject to the signing thereof by the Borrower and Itamar Medical Inc. and its return to the Bank by no later than February 10, 2018, and subject to the Bank’s signature. The Borrower will provide the Bank with I.M.E. 2016 B.V’s signature on this document by no later than March 1, 2018.

In witness whereof we have signed below:

/s/ Itamar Medical Ltd.

To

Mizrahi Tefahot Bank Ltd.

We confirm that we have read the document above and agree to its contents.

/s/ Itamar Medical Inc.

/s/ I.M.E. 2016 B.V.

Exhibit A

To

Mizrahi Tefahot Bank Ltd. (Holder")

Dear Holder,

January 29,2018

RE: Extension of Previous Warrant

Itamar Medical Ltd. (hereinafter: the "Company") currently intends to enter into an amendment to the framework agreement with Holder, under which the existing framework agreement shall be extended, and certain additional terms shall be amended.

In the framework of the negotiations, and in order to induce Holder to extend the term of the existing framework agreement and to amend it, Company has agreed to extend the warrant period for all outstanding warrants granted to Holder, as set forth below.

In light of the above, we hereby confirm that, effective as of the date of this letter:

The original Warrant issued to the Holder on May 14, 2017 is hereby extended until May 14, 2022 (clause 3.1 to the Warrant Agreement will be amended accordingly).

All other terms and conditions of the abovementioned Warrants shall remain unchanged, in full force and effect.

Sincerely,

/s/ Itamar Medical Ltd.

[INFORMAL ENGLISH TRANSLATION]

Name of the customer: Itamar Medical Ltd., Company No. 512434218

Address:           9 Halamish Street, Caesarea 3098900

Date: May 28, 2018

To

Mizrahi Tefahot Bank Ltd.

To Whom It May Concern:

Re: Amendment No. 2 to the Framework Agreement dated March 29, 2017 (hereinafter: the “Framework Agreement”)

We set forth in writing the agreements between us in connection with the amendment to the Framework Agreement between Mizrahi Tefahot Bank Ltd. (the “Bank”) and Itamar Medical Ltd. (the “Borrower”), as follows:

1.	Section 4.2 of the Framework Agreement shall be amended as follows:

In Section 4.2.1 in subsection 2, the following paragraph shall be added:

“Notwithstanding the above, it is agreed that the Bank shall provide the Borrower with financing against invoices issued as stated above for transactions paid by credit card, whose repayment dates exceeds 90 days, under the following conditions:

a.	Transactions shall be financed where the final repayment date does not exceed 12 months from the date of the report.

b.	The total credit from the credit limit for financing customer debt for credit cards with a repayment date of 90 days and until the repayment date of 12 months from the reporting date, which will be provided against these invoices, will not exceed USD 500,000.”

In Section 4.2.1 in subsection 3, the following paragraph shall be added:

“Notwithstanding the above, the exposure vis-à-vis the following customers shall not exceed 30% of the credit limit to finance customer debt - Kaiser Foundation Health Plan, Inc. and its affiliates Department of Veterans Affairs and its affiliates Philips Respironics GK Japan”

2.	For the avoidance of doubt, it is clarified that excluding the above, no change shall be made to our undertakings to you under the Agreement. The collateral that secures our undertakings under the Agreement shall continue to apply for all intents and purposes.

The Borrower shall pay the Bank a fee for the preparation of this document in the amount of USD 3,000, which will be charged in the Borrower’s account. This fee does not replace the ordinary fees customary at the Bank.

3.	This amendment shall take effect subject to the execution hereof by the Borrower and Itamar Medical Inc. and its return to the Bank by no later than May 31, 2018, and subject to the Bank’s signature. The Borrower shall provide the Bank with I.M.E. 2016 B.V’s signature on this document by no later than June 7, 2018.

In witness whereof we have signed below:

/s/ Itamar Medical Ltd.

Itamar Medical Ltd.

[INFORMAL ENGLISH TRANSLATION]

Secured Debenture

Signed on the 28th of May, 2017

By Itamar Medical Ltd., Company No. 5124343218, of 9 Halamish Street, Caesarea (hereinafter: the “Company”)

For the benefit of Mizrahi Tefahot Bank Ltd. (hereinafter: the “Bank”), pursuant to the incorporation documents of the Company and all of the other provisions that provide the Company with power in this regard and pursuant to the resolution of the Company’s board of directors.

Whereas	The Company and/or _______ Company No. (hereinafter: the “Debtors”) have received and/or will receive credit from time to time from the Bank, whether in Israeli currency or any foreign currency, in Israel or outside of Israel, including any revolving credit, temporary credit, non-recurring credit, loan, discounting of deeds, purchase of deeds, brokerage of deeds, overdrafts, provision of guarantee and/or letter of indemnity, opening documentary credit, provision of an extension and various bank leniencies, handling bills of lading, actions with securities, various actions with financial instruments and/or derivatives, service or other payment, provided or that will be provided to a customer or for its deposit, as well as any other transaction or action based on which or following which debts or liabilities will be created or may be created by the Company and/or the Debtors vis-a-vis the Bank, whether as a debtor or guarantor or assignor and/or in another manner, alone or together with others, whether owed or that will be owed, whether they have matured before the engagement under this document or will mature thereafter, whether provided in a special or conditional manner, whether provided directly or indirectly, explicitly or implicitly, as well as other various bank services (hereinafter: all jointly and severally: the “Bank Services”), under the terms agreed upon and/or that will be agreed upon from time to time regarding every Bank Service.

And Whereas	It has been agreed by the Company and the Bank that the Company will secure all of the debts and liabilities of the Company and/or the Debtors to the Bank of any type or kind, whether in Israeli currency or any other currency and of any kind, as set forth below, by way of this Debenture, and in addition to any collateral that is provided and/or will be provided to the Bank.

Therefore, this Debenture attests to the following:

1.	a.	This Debenture has been issued to secure the full and precise payment of all of the amounts, whether in Israeli shekels or any foreign currency, owed and that will be owed to the Bank by the Company and/or the Debtors in any way, form, manner and for any reason, whether the amounts are owed by the Company and/or the Debtors in connection with the provision of the Bank Services or are not in connection with the same, whether they are owed from the Company and/or the Debtors alone or together with others, whether the Company and/or the Debtors have already undertaken therewith or will undertake therewith in the future, as a Debtor and/or guarantor and/or assignor or otherwise (including liability of the Company and/or the Debtors under the deeds provided or that will be provided to the Bank, whether by the Company and/or the Debtors or by third parties for discounting or security, and/or under any other debt of the Company and/or the Debtors vis-a-vis the Bank), owed and/or that will be owed in the future, which is payable before the exercise of the collateral provided hereby or subsequently, owed absolutely or conditionally, owed directly or indirectly, owed pursuant to the original undertaking of the Company and/or the Debtors or formed in a judgment of a court or otherwise -

b.	The total amount that we will be required to pay the Bank under this Debenture is unlimited in amount.

All of the expenses and charges in connection with the preparation of this Debenture and its registration with the appropriate registrar, as well as all of the expenses involved in the exercise of this Debenture and its realization, including reminders and warnings of arrears, reimbursements of charges, letters, assessments, insurance, security, maintenance and repair of the Pledged Assets as defined below, notices and various approvals, attorney fees, legal and execution fees, the appointment of a receiver and/or manager and/or liquidators and their wages, expenses involved in locating the address of the Company and/or the Debtors, as the case may be, and any other reasonable expense involved in the exercise of this Debenture and its realization, which the Bank could not prevent using reasonable measures, will apply to the Company and/or the Debtors, as the case may be, and will be paid by them, together with interest as set forth in the “Credit to a Business/Private Customer Packet” or at the rate agreed upon in the Provision of Bank Services Agreement, as of the date of the request and until the full clearance or as determined by the competent judicial authority. This Debenture will also be used to secure all of the aforesaid amounts in this paragraph, which will be added to the amount of the Debenture, as defined above in this Section 2, and all of its subsections until the full payment thereof, even if all of the aforesaid expenses and charges are also secured under this Debenture.

(All of the amounts above that are secured under this Debenture will be hereinafter: the “Secured Amounts”).

2.	The Company hereby undertakes to pay the Bank any amount from the Secured Amounts:

a.	On the agreed payment date, if agreed by the Bank and the Company and/or the Debtors that the same amount will be payable on a specific date.

b.	At the end of seven days from the date on which the Bank’s first written request is sent to the Company, if no payment date is agreed upon as stated in paragraph (a) above.

3.	a.	Unless the same is explicitly permitted in a specific credit agreement or the “Credit to a Business Customer” packet, the Bank may choose not to accept prepayment of the Secured Amounts or any part thereof, before they are due to be paid, and the Company or any party whose right may be impaired by the granting or realization of this Debenture, will not have a right under Section 13(b) of the Pledge Law, 1967 or any other law.

b.	In any case in which the Company and/or the Debtors do not have the right to repay the Secured Amounts early under any agreement, administrative instruction from a competent government authority or the law, the Company and/or the Debtors may do so only subject to the Bank’s prior written consent to the same, and under the conditions set forth in this regard by the Bank. The Bank may condition its consent on payment of a fee and/or fine and/or any other payment, as well as determine the date on which the early payment will take place. In the case of early repayment, the interest and/or linkage differentials and/or exchange rate differentials will be calculated, as the case may be, up to the actual payment date. For the avoidance of doubt, it is hereby clarified and emphasized that the above does not and will not impair or detract from the Bank’s right to call for immediate repayment any Secured Amount under the Debenture pursuant to the agreements between the Bank and the Company.

4.	a.	The Bank may calculate interest on the Secured Amounts at the rate agreed upon or that will be agreed upon from time to time between it and the Company and/or the Debtors, as the case may be. In cases in which the interest rate is not agreed upon, the Bank may determine the interest rate and inform the Company or Debtors of the same, as the case may be. The Company and/or the Debtors will be charged the aforesaid interest rates and the Bank may attach them to the principal at the end of every three months or at the end of any other period, as determined by the Bank.

b.	In any case of arrears in payment of the Secured Amounts or part thereof, the Secured Amounts will bear arrears interest in the rate set forth in the Business Credit Booklet or at the rate agreed upon in the Provision of Bank Services Agreement.

c.	In any case that grants the Bank the right to exercise the collateral under this Debenture, the Bank may increase the interest rates of the Secured Amounts until the arrears interest rate, as set forth in the Business Credit Booklet or the rate agreed upon in the Provision of Bank Services Agreement.

5.	To secure the full and precise repayment of all of the Secured Amounts, the Company hereby pledges to the Bank and its substitutes.

a.	With a first-ranked floating charge, any enterprise, equipment, assets, funds, property and rights, including their profits, of any type without exception, that the Company has currently and will have in the future, at any time, in any form and manner, including all of the existing and/or future rights of the Company, for the receipt of funds from its customers and/or from any other entity, including its insurance rights for them, for all of the above assets and rights, and all of the rights under the Property Tax and Damages Fund Law, 1961, and any right to damages or indemnification that the Company shall have vis-à-vis a third party for loss, damage or the expropriation of property or any part thereof (hereinafter: the “Pledged Assets”).

b.	A first-ranked fixed pledge and a lien on its goodwill, as it is currently and as it may be at any time (hereinafter: the “Pledged Goodwill”).

c.	A first-ranked fixed pledge and lien on the equipment, assets and the income from the assets and their profits, set forth on the list attached to this Debenture, marked “A” and constituting an integral part hereof (hereinafter: the “Fixed and Pledged Property”).

d.	A first-ranking fixed pledge on all of the rights, including the intellectual property rights, of the Company, as set forth in Appendix A1 of the Debentures and including as set forth in Appendix A2 (hereinafter: the “Pledged Intellectual Property Rights”).

e.	A first-ranking fixed pledge of all of the Company’s rights to receive funds as set forth in Appendix B of the Debenture. (hereinafter: the “Right to Receive Funds”).

f.	A first-ranked fixed pledge on the Company’s holdings in Itamar Medical Inc. and I.M.E (2016) B.V. and all of the Company’s rights in connection with the above holdings.

g.	A fixed pledge and a charge on the bills of lading - marine or by air - ownership certificates of merchandise, storage certificates, merchandise delivery certificates, orders, letters of documentary credit, receipts or other documents customary in international trade and testifying to ownership or goods or merchandise (hereinafter: the “Documents”), which will be provided from time to time to the Bank, for collection, for safekeeping, security or otherwise, including all of the insurance rights of any type or kind vis-à-vis B.S.S.CH. - The Israel Credit Insurance Company Ltd. or any other insurance company, as well as any right to compensation or indemnification that the Company may have vis-à-vis third parties for loss, damage, or expropriation of merchandise or goods - upon their delivery to the Bank as stated, they shall be considered to be pledged and charged for the Bank as a first-ranking pledge and charge under the terms of this Debenture and its provisions.

h.	A fixed pledge and charge on all of the securities, documents, pledges of others that the Company has provided or will provide from time to time to the Bank for collection, safekeeping, security or otherwise (hereinafter: the “Pledged Documents”) and upon the delivery thereof, they will be considered to be pledged and charged to the Bank as a first-ranking pledge and charge under the terms of this Debenture, and its provisions, mutatis mutandis, will apply to their pledge and charge.

The Bank will be exempt from taking any action in connection with the Pledged Documents and will not be liable for any damage that is caused in connection with the same, and the Company undertakes to indemnify the Bank in any case in which the Bank is sued for such damage by others. The Company hereby waives in advance any claims of prescription regarding the Pledged Documents.

i.	A charge and first-ranking pledge and assignment by way of pledge on all of the rights of the Company in Account No. 250888 at the Orot Mall Branch (438) (hereinafter: the “Pledged Account”), including all of the rights of the Company to the funds and/or deposits and/or assets deposited and/or that will be deposited and/or located in the Account, as well as the income, profits and consideration that the Company may have for and in connection with the Account (hereinafter: the “Pledged Rights”).

j.	The “Pledged Assets,” the “Pledged Goodwill,” the “Documents,” and the “Pledged Documents,” “Fixed and Pledged Assets,” “Pledged Intellectual Property Rights,” “Rights to Receive Funds,” the “Pledged Account,” the “Pledged Rights,” and any other pledge noted in this section will be hereinafter: the “Pledged Property.”

6.	The Company hereby declares as follows:

a.	That the Pledged Property is not pledged, nor is there a lien in favor of others, nor is it subject to an attachment in any manner, other than as set forth in the report of the Registrar of Companies dated ________, attached hereto.

b.	That the Pledged Property is under its sole ownership and possession or possessed by the Bank.

c.	That there is no limitation or condition under law or agreement or otherwise, applicable to the transfer of the Pledged Property or it being subjugated to a pledge or lien.

d.	That it may pledge or charge the Pledged Property in any manner and form.

e.	That no assignment of a right or other action was performed that derogates from the value of the Pledged Property.

f.	That it and/or the Pledged Property complies and will comply with the requirements and/or provisions of any law and/or agreement.

g.	That it is not aware of the existence of environmental hazards as defined in Section 26(d) below in the Pledged Property, and to the best of its knowledge, no demand was received from the relevant authorities and/or any other entity for the same in connection with environmental hazards.

7.	The Company hereby undertakes vis-à-vis the Bank as follows:

a.	Not to pledge, not to charge, including at an inferior level than the Bank, not to sell, not to lease, not to lease long-term, not to transfer the Pledged Property, not to provide and/or transfer possession of the Pledged Property, and not to perform any action with the Pledged Property or provide any person or entity with any right to the Pledged Property, which may (by action or right) harm the rights of the Bank under this Debenture and/or under any agreement formed and/or that will be formed between the Bank and the Company, all unless the Bank’s prior written consent to the same is received. The Bank will not unreasonably refuse at the Company’s request to provide its consent as stated.

b.	The Company declares that the Pledged Property is in working condition. The Company undertakes to protect the Pledged Property as well as to keep the Pledged Property in working condition and to make, from time to time, the necessary repairs for its proper maintenance and to ensure that it is fit for use, and not to make changes or demolish a structure or part of a structure, and not to uproot any underground fittings without the Bank’s prior written consent. The Bank and its representatives will have the right to visit, at any time, the Pledged Property in order to examine its condition. In any case of material damage or material defect to the Pledged Property which may impact the value of the Pledged Property as a security, the Company undertakes to notify the Bank of the same within a reasonable period of time. In the event that the Company does not perform the repairs required in the Pledged Property within a reasonable period of time from the occurrence of the damage or the defect, considering the type and nature of the damage or defect, the Bank may execute the repairs as it sees fit, at the Company’s expense, provided that the damage or defect is material in the Pledged Property, and may impact the value of the Pledged Property as a collateral. The Company undertakes to reimburse the Bank, immediately upon the Bank’s request, for all of the expenses that the Bank has or will have in connection with the aforesaid repairs, in addition to lawful interest and linkage differentials as of the date on which the amounts are incurred by the Bank and until the actual full repayment thereof by the Company. All of the aforesaid expenses and the interest and linkage differentials on the same will be secured under this Debenture and will be subject to the Secured Amounts.

c.	To immediately notify the Bank of any case of the imposition of an attachment on the Pledged Property and/or the Pledged Assets and/or any part thereof and to immediately notify the attachor of the pledge for the benefit of the Bank and, at the Company’s expense, immediately and without delay, to use all means for the removal of the attachment. In the event that the Company does not take measures as stated, the Bank may (but is not required to) use all of the means to remove the attachment, and the Company will be required to immediately pay the Bank all of the expenses involved in the same (including the fees of the Bank’s attorneys).

d.	To be responsible for the accuracy and correctness of all of the signatures, assignments and details on deeds, documents and securities that are provided and/or will be provided to the Bank as collateral.

e.	To pay, on time, all of the taxes, fees, all of the compulsory payments, various types of property tax, the lease fees and all of the other payments applicable from time to time on the Pledged Property or the Company for the Pledged Property, including insurance fees as stated in Sections 10(a) and/or 10(b) below. The Company hereby confirms and declares that it has made the payments as stated that are applicable by the signing date of this Debenture. The Company will provide the Bank, immediately upon its first request, all of the receipts and approvals related to the same payments. Without derogating from any of the Bank’s rights, in the event that the Company has not made any of the payments applicable thereto, the non-payment of which may cause material damage to the Bank, the Bank may but is not required to pay the same in its place and at the Company’s expense, provided that the Company is notified 15 days in advance of its intention to do so, excluding in cases of particular urgency on the date of the execution of the payment, in which the failure to make the payment immediately may cause material damage to the Bank. The Company undertakes to reimburse the Bank for the payment immediately upon the Bank’s first request, together with lawful interest and linkage differentials, as of the date on which it was paid by the Bank and until the full repayment thereof by the Company. All of the aforesaid expenses and payments above, including the interest on the same, will be secured under this Debenture and will be subject to the Secured Amounts.

Without derogating from the above, the Company hereby declares and undertakes as follows:

f.	That it alone will be liable, including vis-à-vis any person, company, entity, government authority, or any third party in connection with the Pledged Property, whether directly or indirectly, including regarding matters related to environmental hazards, and it agrees that the Bank will not bear any liability in connection with the same. The Company will bear all of the expenses, damages, costs, claims and demands in connection with the Pledged Property and will indemnify the Bank for the entire amount that the Bank is required to pay for the same, if charged.

g.	That it will immediately report to the Bank regarding the existence of environmental hazards, and regarding any demand that will be directed thereto in connection with the same, and that it will handle them in accordance with the provisions of the law and the relevant authorities, without derogating from any other undertaking under any agreement and/or under law.

h.	Without derogating from the generality of the above, the Company declares that it is aware that all of the demands made and/or that will be made by the Bank in connection with the environmental defects related to the Company and/or the Pledged Property are intended only to secure the credit that the Bank provides and to secure the value of the Pledged Property, and that the Bank will not be liable vis-à-vis it or any other person, company, entity, government authority or third party, with any liability, in connection with the same. The Company further declares that it is aware that the Bank is not responsible for reliance that may be generated for it or any third party as a result of these requirements, and it exempts the Bank from any liability in connection with the same.

i.	To manage accounting records and to permit the Bank or a representative on its behalf, at any time, to examine the books. The Company undertakes to assist the Bank or its representatives and to provide them, at their first request, with balance sheets, documents, and any information required thereby, including explanations in connection with the financial and operating condition of the Company and/or its business.

j.	It is agreed that no change in control in the Company, compared to the condition existing on the signing date of this Debenture without the Bank’s prior written consent will constitute grounds for immediate repayment. “Control” - as defined in the Securities Law, 1968, as well as a state in which an entity from the Viola Fund Group ceases to be the sole controlling shareholder of the Company.

The Company will report to the Bank upon being made aware of the change of control as stated, and insofar as the change of control is not approved by the Bank, the Bank will have grounds to call for immediate repayment.

k.	The Company is the owner of all of the intellectual property required by the Company for the purpose of its business (excluding standard shelf products) and there is no agreement based on which the intellectual property will be transferred to a third party.

l.	To the best of its knowledge, the Company does not currently infringe and there is no proceeding against it in connection with the infringement of intellectual property rights of a third party.

m.	A full list of all of the intellectual property is attached as Appendix 2A, and the Company will provide the Bank, in writing, with any update and/or change that will be made in the aforesaid list. Additionally, the Company will update the list of active customers every six months (customers with a positive balance or customers with which there were transactions during the past 12 months). Following the Company’s above reports, an update will be made to the pledges in the relevant registrars, and the Company will sign all of the documents accepted in connection with the same.

n.	Without derogating from the other grounds for calling for immediate repayment in accordance with any document, it is agreed that there is if a license, consent, approval or record of any of the Company’s intellectual property rights is retracted, cancelled, suspended, or impaired and the same has a materially adverse impact on the Company, the Bank may call for immediate repayment the Secured Amounts or any part thereof.

8.	During the entire term of this Debenture, the Company undertakes as follows:

a.	Not to demand its share capital that was issued and is not yet repaid, in whole or in part, or accept payments thereon without the Bank’s written consent, and if any amounts are paid on account of the aforesaid share principal of the Company, without or without the Bank’s consent, the same amounts will be transferred immediately to the Bank and used as payment on account of the Company’s debts to the Bank.

b.	Not to pay its shareholders in any form or manner any loan or funds that the shareholders have lent or will lend to the Company or any funds that the aforesaid have invested and/or will invest in the Company. The above will not apply to a loan that is convertible to shares of the Company, which will be repaid by way of the allocation of shares.

c.	Not to provide its shareholders with any loan or any credit, not to guarantee for them and/or provide them with collateral without the Bank’s prior written consent.

d.	To ensure that the shareholders that lent and/or will lend funds to the Company will undertake vis-à-vis the Bank not to demand and not to claim any funds as stated from the Company, and if for any reason, they still receive amounts from the Company - to reimburse the aforesaid amounts to the Bank in order to use them for the repayment of the Secured Amounts.

e.	Not to purchase its shares and not to pay any dividend without the Bank’s prior written consent.

9.	a.	The Company undertakes to ensure and provide the Bank, no later than the date of the provision of the credit, with a copy of an insurance policy based on which it has insured the Pledged Property with property insurance and against any other risk demanded by the Bank, with the same insurance company, in the same amount and under the same conditions to which the Bank has agreed - all subject to the law and in accordance with the instructions of Bank of Israel. The policy will contain, inter alia, a section of pledges for the benefit of the Bank, as well as a section known as a “30 days advance notice of cancellation clause.” The Company hereby undertakes to continue to insure the Pledged Property as stated above, as long as the Credit is not repaid to the Bank in full, to pay all of the premiums on time and to provide the Bank, at its first request, with insurance certificates and references in writing of the execution of the insurance payments.

b.	In each of the cases listed below, the Bank may, at its sole discretion, insure the Pledged Property on behalf of the Bank and charge the Account of the Company and/or the Debtors, as the case may be, for the insurance fee expenses. Amounts that are paid as expenses and insurance fees as stated will be secured based on this Debenture.

(1)	If the Pledged Property is not insured to the satisfaction of the Bank.

(2)	If the Company does not provide the Bank, by the date of the provision of the credit, with insurance certificates for the Pledged Property, to the satisfaction of the Bank.

(3)	If 30 days prior to the end of the insurance term of the Pledged Property, the Company does not provide the Bank with insurance certificates of the Pledged Property under the conditions and for the period to its satisfaction. In the case in which the insurance is made by the Bank as stated above, the Bank will not be responsible for a defect or flaw that arises in connection with the insurance. Amounts that will be paid as expenses and insurance fees as stated will be secured under this Debenture.

c.	All of the rights arising from property insurance as stated above, including rights under the Property Tax and Damages Fund Law, 5721-1961, as it may be in force from time to time or under any other law, whether transferred to the Bank as stated above or otherwise, are hereby pledged for the Bank with a first-ranking fixed pledge and as a lien.

d.	The Company undertakes to notify the Bank and the insurance company, immediately, of any damage to the Pledged Property that may entitle it to insurance payments, whether the insurance was made by the Company or by the Bank. The Bank may sue from the insurance company for the exercise of the right to insurance payments in accordance with Sections 9, 20 and 22 of the Pledge Law, 1967 and/or any other law that shall replace or amend it.

e.	The Company undertakes to sign, at the first request of the Bank, all of the requests, documents, and certificates that are required or desirable for the execution of the undertakings of the Company that are included in this section. Additionally, the Company undertakes not to cancel or change in any manner any of the aforesaid insurance terms without the Bank’s prior written consent.

10.	a.	The collateral provided to the Bank under this Debenture shall be of a continuous nature despite the arrangement of accounts or any account of the Company and/or Debtors and will remain in force until the Bank confirms in writing that this Debenture has terminated.

b.	Where the Bank was or will be provided with collateral or guarantees for payment of the Secured Amounts, all of the collateral and guarantees will be independent of each other.

c.	Where the Bank will settle or provide an extension or easement to the Company, the Bank will change the undertakings of the Company in connection with the Secured Amounts, will release or waive the other securities or guarantees - these will not change the nature of the collateral utilized under this Debenture, and all of the securities and undertakings of the Company under this Debenture will remain in full force.

11.	Rights of the Bank

a.	In this section - “Asset” - Of any type or kind, including funds, in Israel currency or foreign currency, securities and rights, and including funds that the State or any other entity has provided or will provide to the Bank in any manner for the Company, as well as including an asset as stated that is provided and/or will be provided by the Company or for it to the Bank for collection and/or safekeeping and/or as a security and/or in any other manner, including the consideration for the same assets.

b.	The Bank will have a lien right on any asset owed and/or that will be owed to the Company from the Bank in any manner and from any source, and in any account, whether the account is registered in the name of the Company alone or in the name of the Company together with others, as well as assets that are and/or will be held by the Bank for the Company at any time, and the Bank any, at any time required in the opinion of the Bank to maintain its rights, based on its experience, as reasonable under the circumstances, notify the Company of the same in advance, withhold an asset as stated until the clearance of all of the amounts of money owed or that will be owed to the Bank from the Company and that are not yet cleared from the Secured Amounts. With regard to amounts that are not yet due to be paid, the Bank may operate its right under this section as stated above, only where there is a reasonable concern that the Company and/or the Debtors, as the case may be, will not meet their undertakings vis-à-vis the Bank.

c.	The Bank will have the right to prevent the Company from withdrawing credit balances that are available thereto in any account, whether the account is registered in the name of the Company alone or in the name of the Company together with others, as well as credit balances that are and/or will be in the possession of the Bank for the Company at any time, while the Company and/or the Debtors owe funds to the Bank and the Bank believes that the withdrawal of the aforesaid credit balances may harm the Bank’s rights.

d.	Without derogating from the above, the Bank may offset, at any time, any credit balance of the Company (as set forth in Section 11.3 above) against the Secured Amounts whose payment dates have elapsed, including following the calling for immediate repayment, and the credit balance will be used for the clearance of the Secured Amounts. The Bank will make an attempt, insofar as reasonable under the circumstances, to notify the Company of the same in advance. In order to execute the above, the Bank may take all of the legal or other measures as the Bank shall deem fit under the circumstances.

Additionally, the Bank may redeem deposits of the Company that have not yet matured while offsetting them against the Secured Amounts whose payment dates have elapsed, including following calling for immediate repayment in accordance with the terms of any agreement between the Company and the Bank. The Company is aware that in such a case, adverse changes may occur to the Company regarding its rights for the same deposit, such as for loss of interest and loss of a right to grants and the Company will not have any claim against the Bank in this regard.

12.

a.	Any amount of money that is cleared for the Bank on account of credit and/or an amount that the Bank charges the Account of the Company and/or the Debtors for credit, will be charged for the credit of the Credit Account with the following order of priorities: first for the clearance of the expenses incurred as a result of the exercise of this pledge, and thereafter for the clearance of the other expenses, bank charges, and interest that are owed to the Bank, including additional amounts following linkage of the interest, and subsequently for clearance on account of the principal of the credit for amounts that are due to be paid, including additional amounts for linkage of the principal of the credit.

b.	Subject to subsection a above, the Bank may, at any time, at its discretion:

1.	Charge any account of the Company for any amount owed from the Company and/or the Debtors to the Bank.

2.	If necessary, transfer any amount provided for the benefit of the Company in any account, to any other account.

13.	Considering that the amounts owed and that will be owed to the Bank from the Company and/or the Debtors on account of the Secured Amounts may be both in Israeli currency or in foreign currency, it is hereby declared and agreed that the Bank and the Receiver - as the case may be - may convert Israeli currency that is provided to them to foreign currency required for the full or partial clearance of the Secured Amount owed to the Bank in foreign currency, and convert foreign currency provided to them to Israeli currency, in accordance with the maximum rate for transfers and assignments existing at the Bank upon the purchaser, which is required for the clearance of any amount, or to sell any foreign currency of the Customer in accordance with the minimum rate for transfers and assignments existing at the Bank upon the sale, and to use the consideration from the sale for the purchase of a different foreign currency at which the credit is provided, which will be required for the clearance of any amount. Any purchase or sale as stated will be made (if any) from the amounts in foreign currency or amounts in Israeli currency that are available at the Bank for the benefit of the Company and/or the Debtors, or that are received from the collateral.

14.	a.	In each of the cases granting the Bank a right to call the Secured Amounts for immediate repayment, based on any document signed and/or that will be signed by the Company and/or the Debtors, the Bank may use any means that it deems fit, subject to any law, in order to collect all of the Secured Amounts, exercise the collateral in any manner permitted by law and exercise all of its rights under this Debenture, including the exercise of the Pledged Property, in whole or in part, and use the redemption thereof to clear the Secured Amounts, without the Bank being required to exercise guarantees or other collateral, if any exists at the Bank. Additionally, the Bank may take, at the Bank’s discretion, any remedy allocated and/or granted to the Bank under any agreement or law, including enforcement or termination, in whole or in part, of any agreement between the Bank and the Company and/or the Debtors and/or the receipt of damages from the Company and/or the Debtors.

For the avoidance of doubt, it is clarified that the immediate repayment of the Secured Amounts will be made in accordance with the agreements signed by the Company and the Bank.

b.	In addition to the provisions of subsection (a) above, the Company will pay the Bank, as liquidated damages assessed in advance, for any loss or damage incurred to the Bank as a result of calling from immediate repayment - an amount equal to the total of all of the amounts that the Bank typically collects as early repayment, as may be customary from time to time at the Bank, or an amount that the Bank is permitted to collect as an early repayment fee under law and/or based on the instructions of Bank of Israel, whichever is higher.

c.	Any receiver and/or special manager and/or business manager and/or liquidator and/or trustee appointed at the request of the Bank, in cases as stated in Section 14(a) above, may, inter alia, and subject to the approval of the court, Execution Bureau, or any other competent authority:

(1)	Take possession of the Pledged Property, in whole or in part.

(2)	Manage the business of the Company or participate in its conduct as it deems fit.

(3)	Sell or lease and/or agree to sell or lease the Pledged Property in whole or in part or transfer it in any other manner under the conditions as it sees fit.

(4)	Make any other arrangement regarding the Pledged Property, in whole or in part.

15.	All of the income received by the Receiver and the manager from the Pledged Property and any consideration received by the Bank and/or by the Receiver and the manager from the sale of the Pledged Property or part thereof will be charged:

a.	First for the clearance of all of the expenses incurred in connection with the collection of the Secured Amounts, including expenses of the Receiver or the Receiver and manager, and its fees in the rate determined by the Bank.

b.	Second, for the clearance of the additional amounts owed to the Bank following the terms of linkage, interest, damages, fees and expenses owed or that will be owed to the Bank under this Debenture.

c.	Third, to clear the principal of the Secured Amounts.

16.	In the case in which, upon the exercise of the Pledged Property, the payment date of the Secured Amounts has not yet elapsed, or the Secured Amounts will be owed to the Bank conditionally only, the Bank may collect, from the redemption of the exercise, an amount sufficient to cover the Secured Amounts, and the amount that will be collected will be pledged to the Bank to secure them, and will be held by the Bank until the clearance thereof.

The provision of the pledge under this deed will not derogate from or detract from the rights of the Bank and/or undertaking of the Company under other documents, of any kind, which were signed and/or will be signed by the Company vis-à-vis the Bank.

17.	Where either of the parties does not use, in a particular case, any of its rights under this Debenture, the same will not be considered to be a waiver on its part of the same rights, regarding the specific case, or regarding cases that occur subsequently. No waiver or settlement, including regarding the payment dates, will be valid unless provided in writing.

No waiver that the Bank provides to any party to a deed held by the Bank under this Debenture will impact the undertakings of the Company in any form or manner.

18.	Deleted.

19.	The Bank Records and its Accounts will serve as admissible evidence against the Company for all of the details thereof, and inter alia, with respect to the calculation of the Secured Amounts, the details of the deeds and guarantees and the other securities, and any other matter related to this Debenture.

The term “Bank Records” shall mean - including any book, registrar, account statement, microfiche, copy or photocopy of an account statement, contract, letter of undertaking, deed, data card, index, spreadsheet, output, document or extract issued from computerized databases of the Bank or any electronic, electrical, optical or computerized means in which data is registered or stored, as well as any other means customary at the Bank for the registration or storage of data, and any other approved copy of a document or output as stated.

The term “Accounts” shall mean - any record or copy of a record, whether registered or copied in writing or by machine or recorded or copied by way of printing, duplication, photocopy, including microfiche or any technical electrical or electronic device, including as means of recorded accepted in the data processing industry or the electronic computers industry or any other means of recording or the presentation of words or literature or marking, as practiced and/or customary at the Bank.

20.	The Bank may, subject to the provisions of any law, transfer at any time its rights under this Debenture, or any part thereof, including the Secured Amounts, or grant its rights in full or in part to a third party, without the receipt of additional consent of the Company. Additionally, the transferee, subject to the provisions of any law, may also transfer all of the rights that are transferred thereto under this Debenture or any part thereof.

21.	The Bank may deposit the collateral provided or that will be provided under this Debenture or part thereof, with a guardian at its discretion, on account of the Debtors, and replace the guardian from time to time, such that the Bank may record the aforesaid collateral, in whole or in part, with any competent authority under any law.

22.	a.	The granting of this Debenture will not derogate from the right of the Bank to collect the Secured Amounts in a manner other than through the exercise of this Debenture.

b.	The exercise of this Debenture will not derogate from the right of the Bank to collect from the Company and/or the Debtors the balance of the Secured Amounts in a manner other than through the exercise of this Debenture.

23.	In this Debenture:

a.	“Bank” shall mean - Mizrahi Tefahot Bank Ltd. and any of its branches existing on the date of this Debenture and/or that is opened in any place in the future, as any party on behalf of the Bank or in its place.

b.	“Deeds” shall mean - promissory notes, bills of exchange, checks, undertakings, guarantees, securities, checks, bills of lading, bills of deposit and any other marketable documents.

c.	“Law” - as defined in the Interpretation Law, 1981, including any law, regulation, order, instruction, license, permit, standard, demand, or request of a government authority, including provisions, permits and instructions of Bank of Israel, all as applicable and will be in force from time to time.

d.	“environmental hazards” - hazards in the field of environmental protection, in the broadest accepted form of this term, including harm to the public health, related to the Company and/or the Pledged Property and including, without derogating from the generality of the above, air and atmospheric pollution, water pollution, including groundwater, ocean water, land pollution, noise, smell, ionizing and non-ionizing radiation, waste and hazardous materials. Additionally, hazards for which there are instructions and requirements in the framework of business licensing and construction planning, the instructions of local authorities, the Ministry for Environmental Protection, the Ministry of Energy and Water, including the Water Authority, Ministry of Health, Minister of Interior, and Planning and Construction Committees and/or any other relevant authority (hereinafter: the “Relevant Authorities”).

e.	The preamble to this Debenture constitutes an integral part hereof.

f.	Where this Debenture is signed by two or more, the signing parties will be jointly and severally liable for the fulfillment of all of the undertakings under the Debenture.

g.	The “Base Index” - regarding the principal amount: the Consumer Price Index that is most recently published prior to the signing of the Debtors on this Debenture. Regarding any of the charges and expenses: the Consumer Price Index published most recently before the execution of the charge or payment of expenses by the Bank.

h.	The “New Index” - the Consumer Price Index published most recently before the actual payment date by the Debtors of any amount.

i.	The “Base Rate” - regarding the principal amount: the exchange rate on the date on which the Company signs this Debenture. Regarding any of the charges and expenses: the exchange rate on the date of the execution of the charge or payment of expenses by the Bank.

j.	The “New Rate” - the exchange rate on the actual payment date by the Company of any amount.

24.	Any notice that is sent by the Bank to the Company and/or the Debtors based on any address set forth in this Debenture or any other address of which the Company and/or the Debtors notifies and/or will provide notice, as the case may be, to the Bank in writing - will be considered to have been sent and received thereby on time in accordance with the ordinary mail arrangements, unless proven otherwise. A written declaration from the Bank will serve as admissible evidence regarding the time and delivery of the notice.

25.	The place of jurisdiction for the purpose of this Debenture is hereby determined to be a competent court of Israel.

26.	The law that shall apply to this document and its interpretation will be the Israeli law.

27.	Special conditions:
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________

In witness whereof, the Company affixes its signature:

/s/ Itamar Medical Ltd.
The Company

Appendix A1

The pledge will apply to all of the rights, including Intellectual Property Rights, of the Company that are currently existing and will exist in the future, whether registered in the name of the Company or otherwise, including if registration requests are submitted for the same on:

(a)	All of the know-how, inventions, patents, trademarks, designs, models, tradenames, copyrights and processes and technological applications.

(b)	Domain names, licenses, availability agreements, usage right agreements, illustrations, computer software, trade secrets and customer lists.

All whether the Company’s rights are registered in its name or otherwise, or the aforesaid rights are currently existing or will exist in the future.

Regarding the aforesaid intellectual property rights or any part thereof, the Company undertakes to ensure that it and any subsidiary:

(a)	Will make all of the appropriate records and pay all of the expenses and fees required in order to keep and protect the intellectual property rights of the Company and/or its subsidiaries and/or registered for them.

(b)	Will take all of the necessary measures, including legal proceedings, in order to prevent a third party from infringing the same intellectual property rights.

(c)	Not to sell, transfer, lease or provide a license to use, other than the license arrangements with a third party that is not an affiliated party, made during the ordinary course of business and for ordinary consideration.

Appendix B

to the Secured Debenture

1.	The parties declare and agree that the terms defined in the Debenture to which this Appendix constitutes an integral part will also be used for the purpose of this Appendix B.

2.	This Appendix B constitutes an integral part of the Debenture and will be read as part of its sections.

3.	Below shall detail the rights that are pledged for the benefit of the Bank as set forth in the Debenture:

4.	All of the rights of the Company, existing and future, for the receipt of funds from customers of the Company, as stated in Section 7(m) above, as set forth in the attached list, under any framework agreement and any contract, undertaking and/or order that shall be provided from time to time, as set forth below:

Date: 29th May 2017

Mizrahi Tefahot Bank Ltd

(hereinafter: the “Bank”)

Re: Negative Charge

Irrevocable Undertaking

WHEREAS	Itamar Medical Ltd. (hereinafter: the “Client”) has received and/or is about to receive Credit from the Bank, as defined in the Bank’s “Agreement and General Business Terms” and/or “Framework agreement” and/or “Application to Open an Account” and/or “Application to Effect Changes in an Account” and/or “Account Management General Terms and Conditions” and/or “General Conditions for Credit Activities” and all the appendices and amendments thereto and/or various banking services, (hereinafter: “the Credit”);

AND WHEREAS	we, the undersigned, I.M.E 2016 B.V. (hereinafter: the “Company”) are subsidiary of the Client;

AND WHEREAS	the Credit is and/or shall be given by the Bank inter alia in reliance upon this undertaking;

WE ACCORDINGLY WARRANT, CONFIRM AND UNDERTAKE TO THE BANK AS FOLLOWS:

1.	As at the date of giving this undertaking, there is no floating charge over the Company’s assets in favour of any third party, nor has the Company given any undertaking to create a floating charge in favour of any third party.

2.

As at the date of giving this undertaking, there is no fixed charge over the Company’s assets in favour of a third party, nor has the Company given any undertaking to create a fixed charge in favour of any third party.

The provisions of this clause and clause 1 above are save for the charges specified below:

2.1	2.4
2.2	2.5
2.3	2.6

3.	The Company shall not in any matter charge its existing assets or its assets as shall exist from time to time in a floating charge and of any type or ranking without obtaining the Bank’s prior written consent.

4.	The Company shall not charge any asset that exists and/or is registered in its name without obtaining the Bank’s prior written consent. Notwithstanding the foregoing provisions in this clause, the Company shall be entitled to create a fixed charge over new fixed assets in favour of another bank the purchase whereof shall be financed by such bank and such being up to the amount that it has borrowed from it for such purpose.

5.	If for any reason whatsoever the Company shall breach its commitment herein, the Bank shall be entitled to immediate repayment of the credit amounts given to the Company and/or to the Client, in addition to any relief and/or remedy to which the Bank is entitled against the Company and/or the Client pursuant to any agreement or law.

6.	The Company’s irrevocable undertakings herein are given to secure the rights of Mizrahi Tefahot Bank Ltd., and shall continue to be in effect until its termination is approved by the Bank.

7.	This undertaking shall be governed by and interpreted in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict of law. The competent courts in Tel Aviv shall have sole and exclusive jurisdiction over any dispute between the parties, as set forth herein.

Your faithfully.

/s/ Dorsha B.V.
I.M.E 2016 B.V
By: Dorsha B.V.
Its: Director

Name of Customer:       Itamar Medical, Inc.

Address: _______________________________________ I.D./Company No:__________________________

MIZRAHI TEFAHOT BANK LTD

Kenyon Orot Branch

CONTINUING GUARANTEE IN AN UNLIMITED AMOUNT TO SECURE ALL DEBTS

PREAMBLE	WHEREAS Mizrahi Tefahot Bank Ltd (hereinafter referred to as the “Bank”) has granted or from time to time shall grant to Itamar Medical Ltd. (hereinafter referred to as the “Customer”) credit under such terms as from time to time were and/or shall be agreed upon between the Bank and the Customer in respect of each credit;

AND WHEREAS we, the undersigned, are willing to guarantee to the Bank the repayment of debts of any kind owing now and / or hereafter from the Customer to the Bank;

NOW THEREFORE WE CONFIRM, GUARANTEE AND UNDERTAKE AS FOLLOWS:-

DEFINITIONS	1.	In this Guarantee:-

(a)	“Credit”, whether in Israeli currency or in any foreign currency, includes every revolving credit, single credit, loan, discount, purchase and or brokerage of bills, overdraft, granting of guarantee and/or letter of indemnity, opening of documentary credit, grant of extension of time, and of various banking facilities, handling of bills of lading transactions in securities services, or any other payments granted or to be granted now or hereafter by the Bank to the Customer or to his order, whether in Israel or abroad, as well as every and any other transaction or other action whereby or as a result of which debts or obligations are or may be incurred or undertaken by the Customer towards the Bank, whether as debtor, guarantor or endorser and/or in any other manner whether the said debts be owing from the Customer jointly or severally, whether owing presently or hereafter, whether maturing prior to the execution hereof or hereafter, whether certain or contingent, whether owing directly or indirectly, whether express or implied.
(b)	Words importing the singular shall include the plural and vice versa.
(c)	Words importing the masculine gender shall include the feminine gender and vice versa.
(d)	“Bank” means Mizrahi Tefahot Bank Ltd and includes all branches and/or offices and/or subsidiaries and/or affiliates of the Bank existing on the date of this Guarantee, whether in Israel or abroad, and/or any such branch and/or office and/or subsidiary and/or affiliate of the Bank that shall at any future date be established in any place whether in Israel or abroad, its assigns and any person or legal entity duly authorized to act on behalf of the Bank and its duly appointed representatives.
(e)	The “Customer” includes the heirs, estates, successors, executors and administrators of their wills and estates and their appointees and substitutes, guardians, liquidators, directors, partners, shareholders, trustees and assigns of the Customer or power of attorney acting in the Customer’s stead.
(f)	“Bills” include promissory notes, cheques, bills of exchange, commitments, guarantees, bills of securities, drafts, bills of lading and any other negotiable and any other negotiable instruments.
(9)	“Consumer Price Index” means the price index known as “the Consumer Price index” (cost of living index) including fruits and vegetables, published by the Central Bureau of Statistics of the State of Israel, and including such index if published by another official body or institute, and also any official index replacing it, irrespective of whether based on the same data.
(h)	The expression “Representative Rate of the US Dollar” or “Representative Rate” means the representative of the US dollar determined by the Bank of Israel. In the event that the Bank of Israel ceases to determine the Representative Rate either temporarily or permanently, the Representative Rate shall be determined by the Bank.
(i)	The expression “Dollar” means the US dollar.
(j)	“Exchange Rate” means the selling price for cheques and transfers and/or bank notes of any denomination whatsoever in foreign currency, all as shall be determined by the Bank. In the event that at any such time two or more exchange rates as aforesaid are prevailing at the Bank, the Exchange Rate shall be the highest such rate then prevailing. In the event that at the time of such conversion of foreign currency additional payments, including commissions, levies, taxes, fees and other costs, etc. shall apply, the Exchange Rate shall be deemed to include any such additional payments.
(k)	The preamble to this Guarantee shall constitute an integral part hereof.

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GUARANTEE	2.	We hereby irrevocably guarantee to the Bank and its assigns absolutely, unequivocally and unconditionally the full and prompt repayment of any sums owing now and/or hereafter from the Customer to the Bank, inter alia, in connection with the granting of the Credit by the Bank to the Customer, whether the said debts be owing from the Customer singly or jointly with another or others, whether incurred by the Customer in the past or are to be incurred by the Customer in the future, whether owing from the Customer as debtor, guarantor or endorser, whether owing now or hereafter, whether certain or contingent, whether owing directly or indirectly, with the addition of interest, commissions, damages, linkage differentials, exchange rate differentials and any other reasonable and actual charges and costs (all the aforesaid sums hereby guaranteed by us shall hereinafter be referred to as the “Said Sums”). For the avoidance of any doubt, it is hereby agreed and confirmed that we hereby guarantee all linkage differentials and/or exchange rate differentials of any kind whatsoever owing now and/or hereafter by the Customer to the Bank in respect of linked principal and/or linked interest constituting part of the Said Sums. Accordingly, the expression the “Said Sums” shall also be deemed to include the aforesaid linkage differentials and exchange rate differentials.

OBLIGATION AMOUNT.	3.	The aggregate amount which we shall be obliged to pay the Bank under the present Guarantee (hereinafter referred to as the “Guaranteed Amount”) shall be an unlimited amount.

PAYMENTS DATES	4.	We undertake to pay the Bank any amount it may demand from us from time to time, within 7 (seven) days of the date of the dispatch of its first demand notice on account of the Guaranteed Amount as the Customer shall owe the Bank, up to the full actual repayment thereof.

WAIVER OF PRIOR DEMAND NOTICE FOR REPAYMENT TO CUSTOMER	5.	Except for the notices required pursuant to this Guarantee and as required by applicable law, the undersigned waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking other action by the Bank against, and any other notice to, any party liable thereon (including the undersigned). Notwithstanding the foregoing, the Bank shall provide notice of default to the Customer concurrently with providing a demand for payment to us, We shall pay the Bank all such sums as the Bank may demand from us as aforesaid, without imposing upon the Bank any duty to provide us with any accounts or proof whatsoever of the non-performance by the Customer of his obligations, and we hereby waive any requirement that the Bank make prior demand for payment of any such sums from the Customer. The Bank shall be entitled to demand from us the performance of this Guarantee, without the Bank being obliged to institute any proceedings for the collection of any such sums from the Customer, or from any liquidator or trustee thereof or from other guarantors or to realize other collateral. The institution of any proceedings by the Bank in order to collect any such sums shall not derogate from our obligations to pay any such sums immediately and we shall not be entitled to delay the payment of any such sums until the finalization of any other proceedings instituted by the Bank.

FOREIGN CURRENCY TRANSACTION	6.

In every instance that Credit is granted or is to be granted to the Customer in any foreign currency (hereinafter referred to as a “Foreign Currency Transaction”), we hereby undertake to pay to the Bank or to its order in that same foreign currency all the Said Sums which are due and which shall become due from the Customer with respect to that Foreign Currency Transaction, including principal, interest and linkage differentials, if they occur, as well as commissions and reasonable and actual expenses resulting from the linkage of the principal and the interest or any one of them, to the Exchange Rate.

In the event that the Bank shall be compelled to take legal action against us (on the basis of this Guarantee) in order to recover Said Sums in respect of a Foreign Currency Transaction and the court and/or the execution office shall order us to pay any sums in respect of the Foreign Exchange Transaction, in Israeli currency or in consideration of Israeli currency, we hereby undertake to pay the Bank the amount, in New Israeli Shekel, or the proceeds thereof, which shall be sufficient for the conversion into foreign currency of the said amount in accordance with the Exchange Rate prevailing on the date of actual payment.

LIABILITY IN EVENT OF ARRANGMENT, LIQUIDATION OR BANKRUPTCY	7.	In the event of any arrangement made with respect to the debts of the Customer, (including an arrangement by the court) or the liquidation or bankruptcy thereof, such arrangement shall not derogate from our obligations pursuant to this Guarantee and the Bank shall be entitled to demand from us the Guaranteed Amount in full in accordance with the amount of the Said Sums as would have been due from the Customer to the Bank if it were not for such arrangement, liquidation or bankruptcy. The Bank shall be entitled to consent to any compromise settlement, and such compromise shall not to derogate from our guarantee for the entire Guaranteed Amount. We undertake not to submit evidence of a debt to a receiver, trustee, etc., without the prior written approval of the Bank which shall not be unreasonably withheld. Notwithstanding the foregoing, we may submit to the receiver, trustee, etc., proof of a debt or claims of a debt or claims of a similar nature), only if it is emphasized that such claims are subordinate and junior to the rights of the Bank at the time of the receivership or dissolution.

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UNCONDITIONAL GUARANTEE	8.	The Bank is not bound to accept any additional collateral or guarantee from Customer in respect of the payment of the Said Sums. If it was known to us at the time of or prior to our signing this Guarantee that the Bank was about to obtain other collateral from the Customer or further guarantees, including any instance in which names of additional guarantors were to be supplemented to this Guarantee and the Bank shall not have received such additional collateral and/or the additional guarantors shall not have signed any other guarantee, the validity of this Guarantee shall not thereby be derogated from and we shall perform all our obligations hereunder.

PRESERVATION OF GUARANTEE	9.	The Bank may from time to time, whether with or without our consent and with or without any notice to us:

(a)	Discontinue, vary, decrease, increase, or renew any Credit to the Customer;
(b)	extend the time for payment or grant other similar accommodations to the Customer and/or to any other person and/or to the Guarantor or to any one of us;
(c)	exchange, renew, modify, release, terminate, enforce or refrain from enforcing any collaterals or guarantees held or which shall be held by the Bank, whether obtained from the Customer and/or from other persons and/or from the Guarantors and/or from any one or more of us;
(d)	compromise, waive, release or make any other arrangement with the Customer and/or with any other person and/or with the Guarantors and/or with any one of us, of his obligations;
(e)	procure the non-discharge of any indebtedness incurred by the Customer in respect of the granting of the Credit, or procure the release of any collateral given in connection with the granting of the Credit;
(f)	refrain from notifying us of the non-performance of any obligations whatsoever by the Customer and/or postpone or suspend the submission of demands against us hereunder, without the same being deemed to constitute a precedent, waiver, limitation of action or negligence on the part of the Bank.

Upon the occurrence of any of the aforesaid events, even if as a consequence thereof a loss shall be incurred by the Bank, this Guarantee shall remain fully valid and effective and shall not be affected or altered or reduced as to the amount thereof and all our obligations shall remain unaffected and shall not be reduced. In order to avoid all doubt, it is hereby stipulated that if the Bank perform any of the aforesaid acts, we shall not be entitled to any right of option, right of cancellation or any other right stipulated in the Guarantee Law, 5727-1967, in respect of the said acts and we hereby expressly waive all our said rights thereunder.

WAIVER OF DEFENCE CLAIMS	10.	This Guarantee shall not be derogated from, reduced or altered and shall remain valid and effective:

(a)	in the event that the Customer’s indebtedness to the Bank is impaired or invalid for any reason whatsoever including, inter alia, by reason of the capacity or representation of the Customer;
(b)	in the event that the Bank’s right to claim the payment of the Guaranteed Amount from the Customer has terminated due to prescription;
(c)	in the event that the Customer denies his liability towards the Bank or in the event that the Customer has or raises any claims against the Bank.
(d)	In the event that the Customer is a corporation that has passed a resolution to merge with another corporation, whether as an absorbing company or as a target company, as defined in the Companies Law, 5759-1999.

		In each of the aforesaid instances, the abovementioned indebtedness shall, for the purposes of this Guarantee, be deemed to be valid, unimpaired, fully effective, non-appealable and unable to be responded to for the purposes of this Guarantee and we hereby declare that we shall not raise any claim against the Bank and that all our obligations pursuant to this Guarantee shall remain fully effective and we hereby waive, in advance, any rights or claims that the Guarantee Law, 5727-1967, confers or allows in such circumstances.

PRESERVATION OF OBLIGATIONS	11.	In the event that we or any one of us or the Customer is a legal entity, whether incorporated or unincorporated, or a trustee, executor or administrator, or joint account holder at the Bank, or any type of organization or entity constituting an affiliation of entities, our obligations hereunder shall not be derogated from by reason of any change in our name, constitution or composition or in that of the Customer.

CONSIDERATION	12.	Without deeming consideration to be a precondition to the validity of this Guarantee in whole or in part, we hereby confirm that the Bank’s consent to advance Credit from time to time to the Customer or any party constituting the Customer shall be deemed to be full consideration for our obligations hereunder, in whole or in part.

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COLLATERAL	13.	All present and future collateral and guarantees for our obligations held or to be held by the Bank including those stipulated hereunder, shall constitute collateral for the performance of all our obligations hereunder: The bills of our customers or other parties, or securities or other negotiable instruments as shall be held by the Bank from time to time. Such bills, securities or other negotiable instruments shall be deemed to be pledged and charged to the Bank from the moment of their delivery to the Bank as collateral. We hereby exempt the Bank from all obligations as holder of a bill, such as, presentation for acceptance or for payment, protest and notice of dishonor and the signatures, endorsements and guarantees on bills and any other negotiable instruments shall remain valid until their discharge, without any formal requirements whatsoever having to be met and we hereby waive the right to raise the defense of prescription.

BANKER’S LIEN PLEDGE AND SET-OFF	14.

Without prejudice to any other right of the Bank, the Bank shall have a right of pledge, charge, possession, bankers’ lien and set-off on all amounts that are or shall be held by the Bank at any time to our credit in a current or any other account whatsoever, whether held jointly or severally, whether with another or others and/or with respect to any and all assets (including, without derogation from the generality thereof, diamonds, gold, securities, bills, coins, banknote, goods, documents relating to goods, insurance policies, assignments of debts, any negotiable instruments, deposits, collateral, mortgages and other rights) that are and/or shall be held and/or credited to or on our behalf at the Bank, in any form or manner whatsoever, including those that have been or shall be delivered to the Bank for collection and/or as security and/or for custody and/or in any other manner whatsoever and on the proceeds thereof. The Bank shall be entitled at any time and from time to time to utilize any asset to which the said lien, pledge, charge or set-off shall apply, in any way or manner, including by realization, collection and sale, at any price and in accordance with any terms as the Bank shall deem proper, and from time to time, to utilize the proceeds (in part or fully) that shall be received as a result of or in relation to such realization and/or collection or sale for the partial and/or full repayment of the Said Sums. At any time that we shall owe, or might owe, or only conditionally owe the Bank any monies pursuant to this Guarantee, the Bank shall be entitled to utilize its rights to fully realize the said pledge, charge, possession, lien and set-off or any of them, in order to discharge the amounts that are or shall be owed by us to the Bank or as security for their repayment. We do not have and shall not have any claim or plea of any type whatsoever against the Bank for taking any action stipulated in this Clause. In order to effect any of the said actions, the Bank shall be entitled to take all legal and other proceedings as it shall deem necessary.

All costs related to the realization and/or sale and/or taking any legal proceedings both against Customer and us, shall be borne by us, and the Bank shall be entitled to debit our account accordingly. In every instance of the collection of bills, the Bank shall be entitled to negotiate and discount the bills to other persons in a reasonable amount, take all legal and other proceedings for the collection of the bills, debit our account with the collection charges, compromise with the makers, endorsers or guarantors thereof or grant any reasonable concessions whatsoever, accept partial payment and from time to time, apply the proceeds of the bills in full or partial payment of the Said Sums.

DEBITING AND CREDITING OF PAYMENTS	15.

The Bank may at any time at its reasonable discretion:

(a)          Debit any account in our name with any amount owing now or hereafter to the Bank pursuant to this Guarantee.

(b)          Credit any amount paid by us or on our account in any manner and form to such account as the Bank shall deem proper.

(c)          Transfer any amount standing to our credit in any account in our name to any other account maintained in our name.

(d)          Credit any amount received from the Customer or on his behalf or on account thereof or upon the realization of any collateral held by the Bank to such account as the Bank shall deem proper.

CONTINUING GUARANTEE	16.	This Guarantee shall be continuing and revolving security and shall continue to be effective notwithstanding any settlement of accounts with the Customer and shall bind us and our assigns (which expression shall be interpreted as including guardians, custodians, heirs, administrators and executors of wills, trustees, receivers, liquidators and successors and any party acting in their stead) until the expiration of thirty (30) days from the day on which the Bank, through the branch at which we executed the present Guarantee, receives written notice from us of the termination of the Guarantee. The said notice shall not derogate from our Guarantee and our liability for the debts, transactions and obligations that the Customer has effected or undertook to effect prior to the termination of the said period of 30 (Thirty) days, even though their maturity dates may occur after the expiration of the said period.

SUBORDINATIOM OF INDEBTEDNESS OF CUSTOMER	17.	We hereby agree that any indebtedness of the Customer, now or in the future owed to us and outstanding at the time of enforcement of, or collection under, this Guarantee, is hereby subordinated to the Said Sums. If the Bank so request, any such indebtedness shall be collected, enforced and received by the Guarantor as trustee for the Bank, and shall be paid over to the Bank in kind on account of the Said Sums, provided that the Bank is then entitled to collect an amount equal to, or greater than, such indebtedness from the Customer pursuant to any agreement and/or Credit provided by Bank to Customer.

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SUBROGATION	18.	We hereby agree that, until the payment and satisfaction in full of all of the Said Sums, we shall not exercise any right, remedy, power or privilege, such as any right of subrogation, contribution or indemnity or related remedy, power or privilege, arising to us (whether by contract or operation of law) against the Customer in respect of all or any part of the Said Sums or any collateral for all or any part of the Said Sums by reason of any payment or other performance pursuant to the provisions of this Guarantee and, if any amount shall be paid to us on account of such rights, remedies, powers or privileges, we shall hold such amount in trust for the benefit of, and pay the same over to, the Bank, on account of the Said Sums. We understand that the exercise by the Bank of any right, remedy, power or privilege that it may have under any agreement with Customer and/or with us relative to all or any part of the Said Sums may affect or eliminate our right of subrogation or similar recovery against the Customer, any other guarantors or any collateral, and that we may therefore incur partially or totally non-reimbursable liability under this Guarantee. Nevertheless, we hereby authorize and empower the Bank to exercise, in its sole discretion, any combination of such rights, remedies, powers and privileges, provided however, that such exercise of rights is in accordance with the terms of its agreements with Customer or with us.

CONDITIONAL RELEASE	19.	In the event that our obligation to the Bank pursuant to this Guarantee is for any reason whatsoever revoked or terminated or the Bank shall confirm that our obligation as herein stipulated has terminated, we hereby agree that in any event of the Bank being ordered by any court to repay to any person or body whatsoever any amount whatsoever paid to the Bank in discharge of the Said Sums or on account thereof (whether such amount was paid to the Bank by mistake or in fraudulent preference or for any other reason whatsoever) we hereby undertake to compensate and indemnify the Bank in respect of any sum which the Bank is ordered to pay and/or incurs in relation thereto, with the addition of all the expenses and payments incurred with respect thereto and with the addition of interest accrued on such sums, charged at the highest rate of interest then prevailing, until we fully repay all the amounts stipulated in this paragraph to the Bank.

AUTONOMOUS NATURE OF COLLATERAL	20.

This Guarantee shall be deemed to be autonomous of any other collateral or guarantees and shall not be prejudiced or affected by any such other collateral or by reason of the Bank receiving impaired or invalid collateral or guarantees.

We hereby waive any right to receive by way of transfer to us or to participate in any other collateral which the Bank holds in respect of the repayment of the Said Sums and we shall not perform any act with the purpose of obtaining any rights in the said collateral, notwithstanding payment by us of the full Guaranteed Amount.

INDEMNITY	21.	In addition to our guarantee provided herein, the present document shall constitute an undertaking of indemnity and we hereby undertake to indemnify the Bank, within the limits of the Guaranteed Amount, for any damages, costs and losses caused to the Bank in any action or legal proceeding brought by third parties, with the exclusion of lost-profit damages only, as result of granting credit to the Customer, subject to the relevant conditions stipulated herein.

BANK ENTRIES	22.

All entries recorded in the books of the Bank shall be deemed to be accurate and shall serve as sufficient evidence against us with respect to all their details, regarding all the accounts of the Customer unless disputed by Customer within thirty (30) days of entry being provided to Customer. Copies of such entries and/or, at the discretion of the Bank, every item in such entry or such page or in separate document or any part of such entry or the last page of the said entry or any part thereof that shall be approved by an officer of the Bank, shall serve as sufficient evidence as to the existence of such entry and as to the accuracy of the details appearing thereon.

The term “the books of the Bank” shall be deemed to also include any book, ledger, statement, copy of statement, loan agreement, deed of undertaking, bill signed by the Customer, index card, page, roll or any other means or by electronic data storage and computerization and other means of data storage.

The term “entry” shall be deemed to also include any entry or copy of an entry whether written or copied by hand or typewriter or whether recorded by printing, stenciling, duplicating, photostating (including microfilming) or any other mechanical, electrical or electronic means or by electronic computer recording means or any other means of recording or presenting words or presenting words or number or any other symbols whatsoever which exist and/or are utilized at the Bank.

For avoidance of doubt, in no event shall the Bank provide us with any books and records with respect to Customer if doing so is prohibited by any applicable law or regulation.

TAX GROSS UP AND SETOFF	23.	We shall make all payments to be made by us under this Guarantee without any deduction or withholding for or on account of any tax (together, a “Tax Withholding”) unless a Tax Withholding is required by law. We shall promptly upon becoming aware that we must make a Tax Withholding (or that there is any change in the rate or the basis of a Tax Withholding) notify the Bank accordingly. If a Tax Withholding is required by law to be made by us, the amount of the payment due from us shall be increased to an amount which (after making any Tax Withholding) leaves an amount equal to the payment which would have been due if no Tax Withholding had been required. If we are required to make a Tax Withholding, we shall make that Tax Withholding and any payment required in connection with that Tax Withholding within the time allowed and in the minimum amount required by law. Within 30 days of making either a Tax Withholding or any payment required in connection with that Tax Withholding, we shall deliver to the Bank evidence satisfactory to the Bank that the Tax Withholding has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority. All payments made by us to the Bank under this Guarantee shall (save insofar as required by law to the contrary) be paid in full without set-off or counterclaim.

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TECHNICAL CHANGES	24.	For the avoidance of any doubt and for the purposes of clarification, it is hereby stated that: in the event that for any bureaucratic, administrative or technical reasons, a change shall occur in the number of any account (as such account is included in the definition of “Credit” in this document) or the account is transferred to another branch of the Bank, all the provisions of this Guarantee shall be deemed to relate to the said account pursuant to the new number so given or at the other branch to which the account has been transferred, even in the event that it shall be stated in this document that our Guarantee relates to Credit which the Customer has received in a particular account or at a particular branch.

ASSIGNMENT OF RIGHTS	25.	This Guarantee may be assigned by the Bank without the need to obtain our prior consent.

MUTUALLY DEPENDENT, JOINT AND SEVERAL LIABILITY	26.	In the event that the Customer shall have a number of Guarantors, the liability hereunder shall be mutually dependent, jointly and severally, and the Bank shall at its sole discretion, be entitled to collect from any one or more of the Guarantors, the full Guaranteed Amount or any part thereof. The liability of each one of the Guarantors shall not be affected by reason of any of the other Guarantors not having the capacity to be bound as Guarantors, or as a consequence of the Bank releasing them from their liability or returning to them the collateral that they delivered to the Bank.

STATUTE OF LIMITATIONS	27.	We hereby waive all our rights to plead prescription under any law in force at such time in all matters relating to this Guarantee and we hereby agree that the fact that the Bank does not immediately exercise its rights hereunder or in connection herewith in any given event shall not be deemed a waiver of such rights, nor a consent or acknowledgment by the Bank, nor shall it be deemed to create any precedent and the Bank shall be entitled to exercise the rights deriving from this document and/or in connection herewith and/or the law at such time as it may deem fit.

RATIFICATION	28.	We hereby undertake to sign all such documents and forms as the Bank may require, if and insofar as under any or some of the laws of the State of Israel, our signing of any such document or form is or shall be deemed to be required, at the Bank’s sole discretion, in order to make the present document fully valid and effective. In compliance with the provisions of this Clause, we hereby appoint the Bank as our principal attorney, either itself or through such person to whom the Bank may delegate its powers, to sign all such documents and forms as may be requested by the Bank, and the Bank or any party acting on its behalf shall in no way be liable to us in respect of any act or omission whatsoever made thereby under or by virtue of this Clause. The said appointment shall be irrevocable as the rights of the Bank are dependent thereon and full consideration has been given by the Bank therefor by the Bank advancing the Credit to the Customer.

NOTICES	29.	Any notice, demand, request, consent, approval, declaration, or other communication hereunder shall be deemed to have, been duly given or served on the date on which personally delivered, or - if mailed to us by the Bank through the post by registered or ordinary mail to the addresses set out below or to such other address in Israel of which we shall notify the Bank in writing shall be deemed to have been duly received by the addressee five (5) business days after the date of delivery of the letter for dispatch. A written statement by the Bank shall constitute sufficient proof of the time and posting of the notice.

STAMPING AND EXPENSES	30.	Stamp duty payable in respect of this Guarantee and all such other expenses as relate to the enforcement hereof or the realization of any collateral delivered in connection herewith, including the Bank’s advocate’s fees, shall be borne by us and secured by this Guarantee.

WAIVER OF PRIOR NOTICE	31.	We hereby waive the need for dispatching any notarial or other warnings in all matters in connection with this Guarantee.

GOVERNING LAW AND JURISDICTION	32.	The laws of the State of Israel shall govern this Guarantee and we hereby agree that the city of Tel Aviv-Jaffa, State of Israel, shall be the place of jurisdiction for the purposes of this Guarantee, provided that the Bank shall be entitled to institute proceedings against us in any such other competent court as it may deem fit.

MARGINAL NOTES	33.	The marginal notes in this Guarantee have been inserted for ease of reference only and shall not be utilized as a means of interpreting the intentions of the parties or the interpretation of this Guarantee.

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ADDENDA	34.	SPECIAL CONDITIONS:

IN WITNESS WHEREOF THE PARTIES HERETO HAVE HEREUNTO EXECUTED THIS GUARANTEE ON THIS

19th DAY OF July 2017

NAME OF GUARANTORS

Date	Name of Guarantor	Address (in Israel only)	Company/Id. No.	Signature

19.7.17	Itamar Medical Inc.			/s/ Itamar Medical Inc.

VERIFICATION OF GUARANTORS SIGNATURES

I, the undersigned, hereby verify that the Guarantor/s whose names appear hereunder, have signed before me on the dates stipulated above next to their names/signatures on this Guarantee and have been identified by me in accordance with an identification document and I have explained to them the contents and significance of this Guarantee after they have confirmed to me that they have read it.

Name of Guarantor*	Bank Officer’s Full Name	Position	Bank Officer’s Signature	Date of Bank Officer of Signature

Itamar Medical Inc.	Moran Aviv		/s/ Moran Aviv	19.7.17

*	First and Surname/Corporate Name (In case of corporate Guarantor - in addition, the name of the authorized signatory signing on behalf of the Corporation must be completed

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Execution Copy

UNLIMITED SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Security Agreement”) is made and entered into as of the 19th day of July, 2017 (the “Execution Date”) by and between Itamar Medical Inc., a Delaware Corporation, from _________________________________ USA (“Guarantor”), and Mizrahi Tefahot Bank Ltd., Israel (the “Bank”).

WHEREAS Itamar Medical Ltd., the parent company of Guarantor (“Affiliated Company”) has, or may have, obtained in the past, pursuant to previous agreements and transactions with the Bank, and intends to obtain - in the future - additional credit lines, loans, banking facilities, credit and other miscellaneous banking services from the Bank (hereinafter jointly and severally referred to as the “Banking Service(s)”) on such terms as have been and/or are in future from time to time agreed in respect of each Banking Service; and

WHEREAS in order to induce the Bank to provide the Banking Services to the Affiliated Company, and in consideration of the Bank’s agreement to extend such Banking Services to the Affiliated Company, it has been agreed between the Guarantor and the Bank that the Guarantor will guarantee all of the Affiliated Company’s debts and liabilities to the Bank of any kind whatsoever related to the Banking Services, whether in Israeli currency, in United States Dollars, or in any other currency whatsoever, all as set forth in the Guarantee Agreement entered into between the parties hereto, dated July 19th, 2017 (the “Guarantee Agreement”), and will secure all of its undertakings and obligations, all as set out in this Security Agreement below;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. The following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Accounts” shall mean any “account,” as such term is defined in section 9-102(a)(2) of the UCC, now owned or hereafter acquired by the Guarantor and, in any event, shall include, without limitation, all accounts receivable, book debts, and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to the Guarantor (including, without limitation, under any trade names, styles, or divisions thereof) whether arising out of goods sold or services rendered by the Guarantor or from any other transaction, whether or not the same involves the sale of goods or services by the Guarantor (including, without limitation, any such obligation that might be characterized as an account or contract right under the UCC) and all of the Guarantor’s rights in, to, and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the Guarantor’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation, and stoppage in transit, and rights to returned, reclaimed, or repossessed goods), and all moneys due or to become due to the Guarantor under all contracts for the sale of goods or the performance of services or both by the Guarantor (whether or not yet earned by performance on the part of the Guarantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of such purchase orders and contracts, and all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing.

“Chattel Paper” shall mean any “chattel paper,” as such term is defined in section 9-102(a)(11) of the UCC, now owned or hereafter acquired by the Guarantor.

“Collateral” shall have the meaning assigned to such term in Section 5 of this Security Agreement.

“Contracts” shall mean all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents, or Instruments) under which the Guarantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyrights” shall mean all of the following now or hereafter acquired by the Guarantor: (i) all copyrights, registrations, and applications therefor; (ii) all renewals and extensions thereof; (iii) all income, royalties, damages, and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof; (iv) all rights to sue for past, present, and future infringements or misappropriations thereof; and (v) all other rights corresponding thereto throughout the world.

“Deposit Accounts” shall mean any “deposit account” as such term is defined in section 9-102(a)(29) of the UCC, now owned or hereafter acquired by the Guarantor.

“Documents” shall mean any “documents,” as such term is defined in section 9-102(a)(30) of the UCC, now owned or hereafter acquired by the Guarantor.

“Equipment” shall mean any “equipment,” as such term is defined in section 9-102(a)(33) of the UCC, now owned or hereafter acquired by the Guarantor and, in any event, shall include, without limitation, all machinery, equipment, furnishings, fixtures, vehicles, computers, and other electronic data-processing and other office equipment now owned or hereafter acquired by the Guarantor and any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto.

“Event of Default” shall mean any Event of Default as defined in Section 10 herein.

“General Intangibles” shall mean any “general intangibles,” as such term is defined in section 9-102(a)(42) of the UCC, now owned or hereafter acquired by the Guarantor and, in any event, shall include, without limitation, all right, title, and interest that the Guarantor may now or hereafter have in or under any Contract, all customer lists, Copyrights, Trademarks, Patents, rights in intellectual property, Licenses, permits, Trade Secrets, proprietary or confidential information, inventions (whether patented or patentable or not), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, and records now owned or hereafter acquired by the Guarantor, goodwill, and rights of indemnification.

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“Hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Security Agreement as a whole (including, without limitation, any schedules hereto) and not merely to the specific section, paragraph, or clause in which the respective word appears.

“Instruments” shall mean any “instrument,” as such term is defined in section 9-102(a)(47) of the UCC, now owned or hereafter acquired by the Guarantor, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” shall mean all of the Copyrights, Licenses, Patents, Trademarks, and Trade Secrets of Guarantor.

“Inventory” shall mean all “inventory,” as such term is defined in section 9-102(a)(48) of the UCC, now owned or hereafter acquired by the Guarantor and, in any event, shall include, without limitation, all inventory, merchandise, goods, and other personal property now owned or hereafter acquired by the Guarantor which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process, or materials used or consumed or to be used or consumed in the Guarantor’s business, or the processing, packaging, delivery, or shipping of the same, and all finished goods.

“Investment Property” means (i) a security, whether certificated or uncertificated, (ii) a security entitlement, (iii) a securities account, (iv) a commodities contract, or (v) a commodities account, all as defined in Article 9 of the UCC.

“License” shall mean any Patent License, Trademark License, or other license as to which the Bank has been granted a security interest hereunder.

“Liens” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Patent License” shall mean any written agreement granting any right to practice any invention on which a Patent is in existence, now owned or hereafter acquired by the Guarantor.

“Patents” shall mean all of the following now or hereafter acquired by the Guarantor: (i) all patents and patent applications throughout the world, whether arising under U.S. federal law, state law, common law or the law of any other jurisdiction; (ii) all inventions and improvements described and claimed therein; (iii) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (iv) all income, royalties, damages and payments now and hereafter due and/or payable to the Guarantor with respect thereto, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof; (v) all rights to sue for past, present, and future infringements or misappropriations thereof; and (vi) all other rights corresponding thereto throughout the world.

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“Proceeds” shall mean “proceeds,” as such term is defined in section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Guarantor from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to the Guarantor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau, or agency (or any person acting under color of governmental authority); and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Sums” shall have the meaning defined in Section 2 herein.

“Security Agreement” shall mean this Security Agreement, as the same may from time to time be amended, modified, or supplemented pursuant to Section 19 of this Security Agreement, and shall refer to this Security Agreement as in effect on the date such reference becomes operative.

“Trade Secrets” shall mean trade secrets, along with any and all (i) income, royalties, damages, and payments now and hereafter due and/or payable to the Guarantor with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof; (ii) rights to sue for past, present, and future infringements or misappropriations thereof; and (iii) all other rights corresponding thereto throughout the world.

“Trademark License” shall mean any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Guarantor.

“Trademarks” shall mean all of the following now owned or hereafter acquired by the Guarantor: (i) all trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, and the entire product lines and goodwill of the Guarantor’s business connected therewith and symbolized thereby; (ii) all renewals thereof; (iii) all income, royalties, damages, and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past, present, or future infringements or misappropriations thereof; (iv) all rights to sue for past, present, and future infringements or misappropriations thereof; and (v) all other rights corresponding thereto throughout the world.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Delaware; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, or priority and for purposes of definitions related to such provisions.

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2. Secured Obligations. This Unlimited Security Agreement has been executed to secure the full and punctual payment of all the amounts, whether in New Israeli Shekels, in United States Dollars or in any foreign currency, now and in future due to the Bank from the Guarantor and/or from the Affiliated Company, in any manner or way and for any reason, whether or not the amounts are due from the Affiliated Company in connection with the provision of the Banking Services, whether due from the Affiliated Company alone or together with others, whether the Affiliated Company has already become liable for them or becomes liable for them in the future, as debtor and/or guarantor and/or otherwise (including the Affiliated Company’s liability in accordance with bills that have been or are in the future delivered to the Bank either by the Affiliated Company or by third parties for discounting or as security and/or pursuant to any other liability of the Affiliated Company to the Bank), that are now and/or in future due, payable prior to or after realization of the collateral hereby given, absolutely or contingently due, pursuant to the Affiliated Company’s original obligation or formulated in a court judgment or otherwise, in an unlimited amount, plus any and all accrued interest, commissions and all expenses whatsoever, including the costs of realization, advocates’ professional fees, insurance fees and other payments pursuant to this Security Agreement, with the addition of any sums of any type now or in the future due from the Affiliated Company to the Bank in any way in respect or as a result of linkage to any index or rate of exchange, including, without limitation, any such linked principal and linked interest (all the foregoing amounts being hereinafter referred to as the “Secured Sums”).

3. Realization of Collateral. Upon the following, the Bank shall be entitled to exercise all rights and remedies of a secured party under the UCC, and may collect, receive, appropriate, and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver such Collateral (or contract to do so), or any part thereof, and all such proceeds shall be used to pay the Bank all of the Secured Sums:

(a) on the due date of the Secured Sums (or any part thereof), if it has been agreed between the Bank and the Affiliated Company that the particular amount is payable on a particular date (giving effect to any grace periods as agreed between the Bank and the Affiliated Company or the Guarantor in writing), and the Affiliated Company has not paid such Secured Sums;

(b) at the end of ten (10) days from the date of receipt by Guarantor of the Bank’s first written demand to the Guarantor, if a due date has not been agreed as provided in paragraph (a) above, if such Secured Sums have not been paid by Affiliated Company;

(c) the occurrence of an Event of Default.

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4. Interest.

(a) The Bank shall compute interest on the Secured Sums at such rate as has been or is in future from time to time agreed between it and the Affiliated Company. In cases in which the interest rate has not been agreed, the Bank may fix the interest rate for any part of the Secured Sums for which the Affiliated Company and Bank have not agreed on an interest rate, and give notice thereof to the Affiliated Company in accordance with interest rates customary at the Bank at such time. The Affiliated Company and/or Guarantor shall be charged such interest rates as aforesaid and the Bank may add them to principal at the end of each quarter or at the end of any other period, as determined by it.

(b) In an event of default in payment of all or any of the Secured Sums, they shall bear default interest at the rate agreed upon in the agreement for the provision of the Banking Services. In the absence of a provision with regard to default interest in those agreements, the Secured Sums shall bear interest at the maximum rate prevailing at the Bank in respect of unauthorized withdrawals and defaults on an approved overdraft account, but not less than 2% (two percent) more than the interest rate fixed in the agreement for the provision of any Banking Service.

(c) In the event that the Bank becomes entitled to realize the Collateral under this Security Agreement it may increase the interest rates of the Secured Sums, commencing at such time when the Bank becomes entitled to realize the Collateral to the maximum rate prevailing at the Bank in respect of unauthorized withdrawals and defaults on an approved overdraft account.

5. Grant of Security Interest.

(a)	As collateral security for the punctual and full payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of all the Secured Sums, and to induce the Bank to provide the Banking Services to the Affiliated Company, the Guarantor hereby grants to the Bank, a first priority lien on, and security interest in, to, and under the following property, now owned or hereafter acquired by the Guarantor (all of which being hereinafter collectively called the “Collateral”):

(i)	all Accounts, including, without limitation, all accounts receivable set forth in Schedule A attached hereto;

(ii)	all Chattel Paper;

(iii)	all Contracts;

(iv)	all Copyrights;

(v)	all Deposit Accounts other than the Deposit Accounts identified on Schedule I attached hereto;

(vi)	all Documents;

(vii)	all Equipment;

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(viii)	all General Intangibles;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all Patents;

(xiii)	all Patent Licenses;

(xiv)	all Trademarks;

(xv)	all Trade Secrets;

(xvi)	all Trademark Licenses;

(xvii)	the Company’s goodwill, as currently and at any time in future existing;

(xviii)	all other goods and personal property of the Guarantor whether tangible or intangible or whether now owned or hereafter acquired by the Guarantor and wherever located; and

(xix)	to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions, and replacements for, and rents, profits and linkage thereon, and products of each of the foregoing.

(xx)	any and all Intellectual Property owned or that shall be owned by the Guarantor, or to which it is or shall be entitled or that it possesses or shall possess any proprietary or other rights thereto, by virtue of any law, agreement or any other source whatsoever, including without limitation all Intellectual Property listed in Schedule B, including but not limited to all information or materials in any shape or form, relating to research, development, specifications, formulas, algorithms, prototypes, computer programs, records, data, designs, concepts, ideas, methods, techniques, processes, samples, trade secrets, analyses, materials, patents, pending patent applications, registered trademarks, pending trademark applications, and applications for registration, other data and information, as well as any improvements and derivatives thereof; and any and all Proceeds of the foregoing and all accessions to, substitutions, and replacements for, and rents, profits, and products of the foregoing.

The Guarantor hereby confirms that the list attached hereto as Schedule B, constitutes all of the Guarantor’s Intellectual Property, including all patents, pending patent applications, registered trademarks, pending trademark applications, and applications for registration, to this date.

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(b)	The Guarantor agrees to deliver promptly or cause to be delivered to the Bank all Pledged Shares, and any and all certificates or other instruments or documents representing any of the Collateral (together with any necessary endorsement). All Pledged Shares delivered to the Bank shall be accompanied by undated stock powers duly executed in blank (in form as attached in Schedule C) or other instruments of transfer satisfactory to the Bank and by such other instruments and documents as the Bank may reasonably request. Such stock powers and other documents and instruments shall be held by the Bank in escrow and may be executed by the Bank - at its sole and absolute discretion - only upon the occurrence of an Event of Default.

(c)	Upon signing this Agreement, and each time Schedule A is updated, Guarantor shall execute and deliver to bank, in a form as attached hereto in Schedule D, a specific assignment of such accounts of borrower listed in Schedule A.

(d)	The security interest that has been given to the Bank pursuant to this Security Agreement is of perpetual character notwithstanding settlement of all or any of the Affiliated Company’s accounts and it shall remain in force until this Security Agreement is terminated pursuant to the provisions of Section 14 below.

(e)	Should the Bank have or in future be given collateral or guarantees for payment of the Secured Sums, all the collateral and guarantees shall be independent of each other.

(f)	Should the Bank compromise with or grant forbearance or a concession to the Affiliated Company, or should the Bank alter the Affiliated Company’s obligations in connection with the Secured Sums or release or waive other collateral or guarantees, the same shall not alter the nature of the collateral created pursuant to this Security Agreement and all the collateral and obligations of the Guarantor pursuant to this Security Agreement shall remain in full force and effect in accordance with the terms of the Security Agreement.

(g)	The Bank shall have rights of possession, lien and set-off over all the amounts, assets and rights, including securities, currency, gold, bank notes and documents for goods, insurance policies, bills, checks, obligations, deposits, collateral and the proceeds thereof, that are at the Bank at any time to or for the credit of the Guarantor, including those given for collection, security, safe keeping or otherwise. The Bank may withhold the said assets until full discharge of the Secured Sums or sell them and apply all of the proceeds of sale to the discharge of the Secured Sums, in accordance with the terms of this Security Agreement.

(h)	The Bank may at any time charge any of Guarantor’s accounts held with it with any outstanding amount now or in future due to it from the Guarantor and apply the entire amount that it receives from or for the Guarantor to the credit of such amount as it deems fit, and transfer any amount standing to the Guarantor’s credit in any account with it to any other account with it as the Bank deems fit.

6. Rights of the Bank; Limitations on the Bank’s Obligations.

(a) The Bank shall have no obligation or liability under any contract by reason of or arising out of this Security Agreement or the granting to the Bank of a security interest therein or the receipt by the Bank of any payment relating to any contract pursuant hereto, nor shall the Bank be required or obligated in any manner to perform or fulfill any of the obligations of the Guarantor under or pursuant to any contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

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(b) So long as no Event of Default shall have occurred, the Guarantor shall be entitled to exercise all voting rights pertaining to the Pledged Shares and to give consents, waivers and ratifications in respect thereof, provided however that the Guarantor shall not vote or give any consent, waiver, or ratification if the effect thereof would in the reasonable judgment of the Bank impair the stock secured or pledged hereby or be inconsistent with or result in any violation of the provisions of this Security Agreement, and Guarantor shall notify the Bank regarding any shareholder action that may impair the Bank’s rights under this Security Agreement and the Bank shall have the exclusive right to vote any and all of the Pledged Shares and to give consents, waivers and ratifications in respect thereof, and the Guarantor shall deliver to the Bank such proxies or other documents and instruments as the Bank may request to further effectuate the foregoing. After the occurrence and during the continuance of an Event of Default, the Bank shall have the exclusive right to vote any and all of the Pledged Shares and to give consents, waivers and ratifications in respect thereof, and the Guarantor shall deliver to the Bank such proxies or other documents and instruments as the Bank may request to further effectuate the foregoing. For these purposes, the Guarantor designates and appoints the Bank as the Guarantor’s agent and attorney-in-fact for purposes of executing such documents and instruments as the Bank may consider necessary or appropriate for purposes of implementing this Agreement. The foregoing designation and appointment is irrevocable and coupled with an interest.

(c) The Bank shall not be liable for failure to collect or realize upon the Collateral, or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. If an Event of Default has occurred and had not been cured during the applicable cure period, the Bank may thereafter, without notice, exercise all rights, privileges or options pertaining to any Pledged Shares and/ or to the Collateral as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

7. Representations and Warranties. The Guarantor hereby represents and warrants that:

(a) Except for the security interest granted to the Bank pursuant to this Security Agreement, the Guarantor is the sole owner of each item of the Collateral in which it purports to grant any interest hereunder, having good and marketable title and unlimited rights thereto, free and clear of any and all Liens, assignments, restrictions, and any current or future rights whatsoever.

(b) No effective security agreement, financing statement, equivalent security or lien instrument, or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by the Guarantor in favor of the Bank pursuant to this Security Agreement.

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(c) The Affiliated Company is an Israeli Company. The Affiliated Company’s registered office is at 9 Halamish Street, P.O. Box 3579, Caesarea 3088900, Israel. Guarantor is a fully- held subsidiary of the Affiliated Company, on a fully diluted and as-converted basis.

(d) Guarantor’s exact legal name is as set forth in the preamble to this Agreement and Guarantor is not generally known by or using any fictitious or other name or trade name or style. Guarantor’s address is at 3290 Cumberland Club Drive, Suite 100, Atlanta, GA 30339, USA. Guarantor’s address in Israel, to which any and all documents could legally be delivered, is at _________________, Israel.

(e) There is no legal, contractual or other restraint or condition prohibiting the transfer, charge or pledge of the Collateral, or of any part thereof

(f) Guarantor is entitled to pledge or charge the Collateral pursuant to this Security Agreement.

(g) No assignment of right or other transaction has been made that derogates from the value of the Collateral as in effect on the date of this Security Agreement.

(h) Guarantor has received the necessary consents and/or waivers (if any) from its directors and stockholders pursuant to the certificate of incorporation and by-laws of Guarantor or the various investment agreements. A copy of the resolutions of the Guarantor’s board of directors and shareholders’ meetings approving the execution of this agreement and the grant of a security interest under the terms and conditions herein are attached hereto as Schedule E. No additional consents or waivers are necessary.

(i) Upon the appropriate UCC Financing Statements having been filed in the State of Delaware, this Security Agreement is effective to create and perfect a valid and continuing first priority charge on, and first priority perfected security interest in, the Collateral, with respect to which a security interest may be perfected by filing pursuant to the UCC, in favor of the Bank, prior to all other Liens, and is enforceable as such against creditors.

(j) Upon the appropriate filings and/or statements having been filed with the United States Patent and Trademark Office (“USPTO”) if and to the extent applicable, and upon the filings of the UCC Financing Statement in the state of [Delaware], this Security Agreement is effective to create and perfect a valid and continuing first priority security interest in, and/or floating charge on, the respective Intellectual Property that is pledged in favor of the Bank, if any, prior to all other Liens, and is enforceable as such against creditors. As of the date of Execution of this Agreement, the Guarantor hereby represents and warrants that it is not the owner of any Patents or Trademarks.

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(k) Upon entering into the Account Control Agreement, attached hereto as Schedule F, and upon the filings of the UCC Financing Statement in the state of Delaware, this Security Agreement is effective to create and perfect a valid and continuing , first priority security interest in, and/or floating charge on the Deposit Accounts in favor of the Bank, prior to all other Liens, and is enforceable as such against creditors, all subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors and equitable principles (regardless of whether enforcement is sought in equity or at law).

(l) Except for the filing of Financing Statements under the UCC and the filing of this Agreement with the USPTO, if and to the extent applicable, and entering into the attached Account Control Agreement no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required for the grant by the Guarantor or the effectiveness of the first priority security interest granted hereby or for the execution, delivery and performance of this Agreement by the Guarantor.

(m) The Guarantor is the owner and/or holds the rights of use under license or agreement, of all the intellectual property currently used for the purpose of its business; and

(n) The Guarantor is not currently in breach and there are no proceedings against it in connection with any breach of any intellectual property rights of any third party

8. Covenants. The Guarantor covenants and agrees with the Bank that from and after the date of this Security Agreement and until this Security Agreement is terminated pursuant to Section 14 below, unless compliance is waived by the Bank in writing:

(a) Guarantor shall properly preserve the Collateral. On the date hereof and as of the date of any future delivery of Collateral to the Bank and at all times until the security interests granted by this Agreement are terminated pursuant to Section 14 hereof: (A) the Guarantor shall maintain ownership of such Collateral, unless conveyed during the ordinary course of business, subject to no adverse claim (including any lien, encumbrance or claim of legal or beneficial ownership), except the lien and security interest in favor of the Bank; (B) the Guarantor shall provide that at all times it will have full power, authority and legal right to pledge the Collateral to the Bank hereunder, and no consent, approval or other authorization of any person or governmental authority is required (except those which have been obtained) in connection therewith; and (C) the lien of this Agreement constitutes and will constitute a first priority perfected security interest in the Collateral in favor of the Bank.

(b) Guarantor shall notify the Bank forthwith of the imposition of an attachment over the Collateral and/or any of it, and forthwith notify the attacher of the charge in favor of the Bank and at the Guarantor’s expense forthwith and without delay take all steps in order to remove the attachment. If the Guarantor does not take such steps as aforesaid the Bank may (but need not) take all steps to remove the attachment, and the Guarantor shall be liable immediately to pay the Bank all actual and reasonable expenses involved therein (including the professional fees of the Bank’s advocates);

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(c) Guarantor shall not create any other lien or charge over the Collateral or any of it, and shall not assign and/or license (other than a limited license or similar type of commercial agreement entered into in the ordinary course of business) any right that the Guarantor has in the Collateral without obtaining the Bank’s prior written consent which shall not be unreasonably withheld;

(d) The Guarantor shall not issue shares in aggregate constituting more than 10% of the issued share capital to any other shareholder, without the Bank’s prior written consent; provided, however, that any shares issued under such threshold shall not be superior to the Shares issued to the Affiliated Company, and shall only be of the classes of stock currently existing at the time of this Agreement.

(e) None of the tangible components of the Collateral shall be maintained at locations other than in the address as stated above or otherwise leased by Guarantor and/or by Affiliated Company. In the event that Guarantor, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Guarantor will first receive the written consent of the Bank, and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of the Bank, all inventory is in all material respects of good and marketable quality, free from material defects.

(f) Guarantor shall be responsible for the genuineness and accuracy of all signatures, endorsements and particulars on bills, documents and securities that have been and/or are in future given to the Bank by Guarantor as collateral;

(g) Guarantor shall pay on due date all the taxes, municipal rates, levies and other mandatory payments legally imposed over the Collateral and shall furnish the Bank, on demand, with all the receipts for such payments, and if the Guarantor does not duly make such payments, the Bank may make them at the Guarantor’s expense and charge it the payments, plus expenses and interest at the then maximum rate-prevailing at the Bank in respect of unauthorized withdrawals and defaults on an approved overdraft account. Those payments are secured by this Security Agreement;

(h) Guarantor shall keep books of account and permit the Bank or its representative at any time, upon a reasonable prior notification to Guarantor, during normal business hours and subject to customary non-disclosure restrictions, to examine the Guarantor’s books.

(i) Guarantor undertakes to assist the Bank or its representatives and to give them on demand balance sheets, documents and any information reasonably required by the Bank, including explanations in connection with the financial and operational state of the Guarantor, its subsidiaries, and/or its business;

(j) There shall be no material change to the business of the Guarantor or its subsidiaries (if any) without the Bank’s prior written consent.

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(k) At the sole expense of the Guarantor, the Guarantor will promptly, but no later than 15 days after the Execution Date to file a UCC-1 Financing Statement in substantially the form of Schedule G (the “UCC Financing Statement”) and any additional necessary and required financing statements under the UCC with respect to the Liens and security interests granted hereby. Guarantor will also promptly, following the request of the Bank, duly execute and deliver any and all such further instruments and documents and take such further action as the Bank may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted. The Guarantor shall file all necessary continuation statements from time to time under the applicable provisions of Article 9 of the UCC in order to maintain the perfection of the Collateral. The Guarantor also hereby authorizes the Bank to file any such financing statement or continuation statement (including a notice that any disposition of the Collateral, by either the Debtor or any other Person, shall be deemed to violate the rights of Lenders under the Code) without the signature of the Guarantor to the extent permitted by applicable law.

(l) At the sole expense of the Guarantor, the Guarantor will promptly, but no later than 30 days after the Execution Date, record a security interest with the USPTO, if and to the extent applicable, including, inter alia, file this Agreement and any additional necessary and required filings and/or statements with respect to the Liens and security interests granted hereby, with the USPTO. Guarantor will also promptly, following the request of the Bank, duly execute and deliver any and all such further instruments and documents and take such further action as the Bank may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted. The Guarantor also hereby authorizes the Bank to file any such documents without the signature of the Guarantor to the extent permitted by applicable law;

(m) The Guarantor will promptly, but no later than 3 business days from the Execution Date, enter into the attached Account Control Agreement;

(n) Guarantor undertakes not to enter into any account control agreement with respect to any of its existing or future Deposit Accounts, without the Bank’s prior written consent.

(o) In any suit, proceeding, or action brought against the Bank by a third party, relating to any part of the Collateral, the Guarantor will save, indemnify, and keep the Bank harmless from and against all expense, loss, or damage suffered by reason of any defense, setoff, counterclaim, recoupment, or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Guarantor of any obligation thereunder or arising out of any other agreement, indebtedness, or liability at any time owing to, or in favor of, such obligor or its successors from the Guarantor, and all such obligations of the Guarantor shall be and remain enforceable against and only against the Guarantor and shall not be enforceable against the Bank;

(p) Guarantor will not create, permit, or suffer to exist, any Lien on the Collateral, will defend the Collateral against, and take such other action as is necessary to remove any unauthorized Lien on the Collateral, and will defend the right, title, and interest of the Bank in and to any of the Guarantor’s rights under the Collateral;

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(q) Guarantor hereby agrees that if the Guarantor changes its name, its type of organization or its state of organization, the Guarantor will promptly thereafter notify the Bank in writing of the additions or changes. Guarantor will not change its state of incorporation or its name, identity, or corporate structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of section 9-503 of the UCC (or any other then applicable provision of the UCC) unless the Guarantor shall have given the Bank at least thirty (30) days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Bank to amend such financing statement or continuation statement so that it is not seriously misleading;

(r) Throughout the subsistence of this Security Agreement, Guarantor undertakes: (i) not to pay its stockholders any loan or funds that the stockholders have lent or do in future lend to the Guarantor or any funds that they have invested and/or do in future invest in the Guarantor without the Bank’s prior written consent; (ii) not to declare, pay or set aside dividends on shares of capital stock of itself without the Bank’s prior written consent; (iii) not to enter into any related party transactions with Affiliated Company; and (iv) not to enter into any related party transactions with any of Guarantor’s and/or Affiliated Company’s office holders and/or directors (other than standard and arm’s-length employment agreements and service agreements with Guarantor’s office holders); provided, however, that limitations (i), (ii) and (iii) shall not apply in the event that (and as long as) Affiliated Company remains the sole shareholder of Guarantor.

(s) Upon the execution of this Security Agreement by all parties hereto, the Guarantor shall provide the Bank with a written legal opinion of Guarantor’s Counsel in the form attached hereto as Schedule H.

(t) No later than 45 days after the Execution Date, Guarantor shall provide the Bank with copies of the UCC Financing Statement certifying the filing of the first priority security interest granted herein;

(u) No later than 45 days after the registration of any Patents or Trademarks with the USPTO, Guarantor shall provide the Bank with an official document evidencing the filing of a copy of this Agreement with the USPTO, if and to the extent applicable, and certifying the filing of the first priority security interest in the Intellectual Property, granted herein;

(v) Guarantor shall file annual franchise tax report and pay annual franchise tax which it is required to file under the laws of the State of Delaware on a timely basis;

(w) Guarantor shall update the Bank of its accounts receivable every six months. Upon such notification, Guarantor shall update Schedule A accordingly, and have the updated schedule re- submitted and re-filed; and

(y) In each instance from time to time on a recurring basis in which the collective account balances of the bank accounts denoted with an asterisk on Schedule I attached hereto exceed $200,000 in the aggregate, the Guarantor shall no later than seven (7) days thereafter either reduce such collective balances below $50,000 or proceed to enter into a deposit account control agreement with such depository institution and the Bank on substantially similar terms to this Agreement.

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(z) The account balance of the “Payroll Account” set forth on Schedule I attached hereto shall not exceed $500,000 in the aggregate, for a period of more than seven (7) consecutive days, and shall only be used for payroll purposes.

(aa) The account balance in the Certificate of Deposit account set forth on Schedule I attached hereto shall not exceed $110,000 + accruing interest, in the aggregate, and shall only be used to secure payments to the Atlanta offices landlord.

9. Exchange Rate. Having regard to the fact that the amounts that are now and in future due to the Bank from the Guarantor on account of the Secured Sums can be both in Israeli currency and in foreign currency, it is hereby agreed and declared that the Bank, may convert Israeli currency in their possession to foreign currency as necessary for the full or partial discharge of the Secured Sums that are due to the Bank in foreign currency and convert foreign currency in their possession to Israeli currency, at the rates of exchange existing at the time when any such conversions are actually made by either of them.

The expression “rate of exchange” means:

(a) in respect of the time when there is a restraint by Israeli law in respect of the free use of foreign currency in Israel - the highest amount of Israeli currency that an Israeli resident is required to pay for a unit of the currency of such debt to an entity duly licensed to trade in Israel in foreign currency, together with the bank commission for such transaction;

(b) in respect of the time when there is no such restraint - the highest price for the purchase of a unit of the currency of such debt existing at the Bank of Israel in respect of bank telegraphic withdrawals on a city for the time being known as one of the financial centers of the state in which the currency of the debt is legal tender or in New York, at the option of the Bank, together with the bank commission for such transaction.

10. Events of Default. Without prejudice to the generality of the provisions of this Security Agreement or any other written agreement between the parties with respect to the Bank’s right to call for immediate payment of all or any of the Secured Sums, the Bank may in any of the undermentioned cases (“Events of Default”) call for the immediate payment by the Guarantor of all or any of the Secured Sums, without prior notice to the Guarantor and/or the Affiliated Company, unless otherwise stated below:

(a) if Affiliated Company and/or Guarantor fails to pay any payment pursuant to any agreement (including the principal amount, interest, linkage, expenses and/or related fees) to the Bank, when due.

(b) if a voluntary winding-up resolution is passed by the Guarantor and/or the Affiliated Company or if a winding-up order or a suspension of proceedings order is issued against either of the Guarantor and/or the Affiliated Company by the court or if the court calls a creditors meeting for the purpose of finding an arrangement with them or if the Guarantor’s and/or the Affiliated Company’s name has been removed or is about to be removed from any register operated by law;

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(c) if a provisional or permanent receiver, receiver and manager or liquidator is appointed over Guarantor’s and/or over any of its subsidiaries’ and/or over Affiliated Company’s material assets or any of them; or if a petition for the appointment of any of the above has been filed by any party against any asset of either of Guarantor and/or Affiliated Company.

(d) if an attachment (temporary or permanent) covering any obligation is imposed over all or any of the Guarantor’s and/or Affiliated Company’s assets or over any of the Collateral given by the Guarantor to the Bank or if any act of execution in respect of any obligation is taken against either of them; provided however that in the case of an attachment that was only registered (and which did not remove any assets), then only to the extent that the registered attachment has not been revoked or reversed within 60 days thereafter; Such 60 day period may be shortened by the Bank, if Bank is convinced, upon exercising reasonable judgment, that such delay may impair the Bank’s rights, or its ability to collect any amounts owed thereto.

(e) if Guarantor and/or the Affiliated Company stops paying its debts to third parties for a period longer than two months;

(f) if the Affiliated Company’s business or a substantial part of it is stopped for three or more weeks, or if Affiliated Company’s business or a substantial part of it is shut down; Such time period may be shortened by the Bank, if Bank is convinced, upon exercising reasonable judgment, that such delay may impair the Bank’s rights, or its ability to collect any amounts owed thereto.

(g) if Affiliated Company has been declared as a “Limited Customer” or as a “Severe Limited Customer”, as such terms are defined in the Israeli Checks Without Cover (bad checks) Law, 1981.

(h) if all or a significant portion of the Affiliated Company’s current assets (inventory) are burned, lost or otherwise damaged, and not replaced with insurance proceeds; or if all or a significant portion of the Affiliated Company’s fixed assets (including, for avoidance of doubt, manufacturing lines) are burned, lost or otherwise damaged, and the Affiliated Company does not have sufficient inventory to enable continuous sales (at least at the same volume as existing prior to such event);

(i) if more than $50,000 of the Collateral value is burned, lost or otherwise damaged and not replaced with insurance proceeds;

(j) if there has been a change in the identity of the security holders and/or of the security - holdings of the Guarantor (except in the event of an initial public offering of the Guarantor) without the Bank’s prior written approval, or if there has been a change of control in the Affiliated Company (“control” shall have the meaning ascribed to it in the Israeli Securities Law, 1968);

(k) if the Bank, at its reasonable discretion, takes the view that a material change in the Guarantor’s financial situation has occurred, that may materially impair Guarantor’s ability to dispose of its payment obligation relating to the Secured Sums;

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(l) if, at the Bank’s reasonable commercial opinion, there is a material deterioration in the value of the Collateral (excluding deterioration due to foreign currency exchange rates);

(m) if Guarantor and/or the Affiliated Company is required to accelerate the discharge of debts that it owes to other creditors;

(n) if Guarantor materially breaches or does not perform any of the covenants set forth in this Security Agreement and/or any of the material obligations that are contained in this Security Agreement and/or any agreement and/or instrument and/or contract made in the past and/or future between the Guarantor and the Bank and which breach or non-performance is not cured within thirty (30) days of receiving notice, except that Guarantor shall have an additional sixty (60) days if Guarantor has commenced performance and such performance will require more than thirty (30) days for compliance; provided, however, that such period may be shortened by the Bank, if Bank is convinced, upon exercising reasonable judgment, that such delay may impair the Bank’s rights, or its ability to collect any amounts owed thereto.

(o) if it transpires that any warranty of the Guarantor in this Security Agreement and/or any contract made in the past and/or future between Guarantor and the Bank is incorrect in a material respect and/or inaccurate or incomplete in any material respect;

(p) if Guarantor and/or the Affiliated Company alter any of their charter documents in such manner as to have a material adverse effect on the ability of Affiliated Company to comply with any of its obligations under the loan agreements, and /or on the ability of Guarantor to comply with any of its obligations under this Security Agreement;

(q) if Guarantor and/or the Affiliated Company pass a resolution to merge with another company, whether as absorbing or target company (including, for avoidance of doubt, any action as a result of which Guarantor and/or Affiliated Company purchase assets and/or obligation of another party, or transfers assets in consideration for securities of another party), without the Bank’s prior consent which shall not be unreasonably withheld;

(r) if any license, consent, approval or registration of any of the Intellectual Property or the intellectual property rights of the Guarantor and/or the Affiliated Company is denied, becomes void, suspended or is materially prejudiced, and has a material effect on such company.

(s) if Guarantor does not file the appropriate UCC Financing Statements in the State of Delaware; or if Guarantor does not file the necessary continuation statements from time to time under the applicable provisions of Article 9 of the UCC in order to maintain the perfection of the Collateral, or if any other security interest is perfected in the Collateral, having a higher priority over the Bank.

(t) if Guarantor does not file the appropriate filings with the USPTO in order to perfect the Guarantor’s security interest in the Guarantor’s future Intellectual Property; or if Guarantor does not file the necessary continuation filings, if such are required in order to maintain the perfection of the Intellectual Property Collateral, or if any other security interest is perfected relating to the Intellectual Property having a higher priority over the Bank. For avoidance of doubt, it is hereby explicitly stipulated, that as of the date hereof, Guarantor has no registered Patents, and thus no such filings are currently required.

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(u) If the Guarantor shall issue any shares to any other shareholder, without the Bank’s prior written consent.

(v) If the Guarantor shall not file annual franchise tax report and pay annual franchise tax which it is required to file under the laws of the State of Delaware on a timely basis.

(w) If an event of default shall be declared by the Bank pursuant to any agreement with either the Affiliated Company or the Guarantor.

11. The Bank’s Appointment as Attorney-in-Fact.

(a) Upon any of the events set forth in section 3 above, the Bank may take all the steps it deems fit in order to collect all the Secured Sums, realize the Collateral in any way that the law permits and exercise all its rights pursuant to this Security Agreement, in whole or in part, and apply the proceeds thereof in discharge of the Secured Sums, without the Bank having to enforce or realize any other guarantees or collateral that it might have (whether against Guarantor or against any third party). Upon the giving of such notice (if any) as may be required by law, the Bank may, at its discretion, as the Guarantor’s attorney, for which purpose the Guarantor irrevocably appoints the Bank as its attorney, sell the Collateral or any part of it by auction, public sale, private sale or otherwise, itself or through others and on conditions at the Bank’s absolute discretion, and the Bank may itself or by the court or execution office realize the Collateral granted to it pursuant to this Security Agreement or otherwise by the appointment of a receiver or receiver and manager on behalf of the Bank (and the Guarantor agrees in advance to any person or legal entity that the Bank appoints or proposes as receiver and manager as aforesaid) at Guarantor’s expense and amongst his other powers, he may:

(i) ask, demand, collect, receive, and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of the Guarantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Bank for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed reasonably appropriate by the Bank for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(ii) pay or discharge taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

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(iii) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Bank or as the Bank shall direct; (B) receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with accounts and other documents constituting or relating to the Collateral; (D) commence and prosecute any suits, actions, or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action, or proceeding brought against the Guarantor with respect to any Collateral; and (F) settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as the Bank may deem appropriate.

(iv) (i) place a “hold” on any account maintained with Guarantor and/or (ii) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral (including, without limitation, an Account Control Agreement);

(b) The Bank agrees that, except upon the occurrence and during the continuation of an Event of Default, it will forbear from exercising the power of attorney or any rights granted to the Bank pursuant to this Section 11. The Guarantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 11 is a power coupled with an interest and shall be irrevocable until this Security Agreement is terminated pursuant to Section 14 below.

(c) The powers conferred on the Bank hereunder are solely to protect the Bank’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Bank shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its representatives or agents shall be responsible to the Guarantor for any act or failure to act, except for its own gross negligence, bad faith, misrepresentation, fraud or willful misconduct.

(d) The Guarantor also authorizes the Bank, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, to execute, in connection with the sale provided for in Section 13 hereof, any endorsements, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

12. Performance by the Bank of Guarantor’s Obligations. If the Guarantor materially fails to perform or comply with any of its material agreements contained herein and the Bank, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Bank incurred in connection with such performance or compliance, together with interest thereon, shall be payable by the Guarantor to the Bank on demand and shall constitute Secured Sums secured hereby.

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13. Remedies, Rights Upon Default.

(a) Upon the occurrence of any of the events set forth in Section 3 above, and provided that the Secured Sums had not been fully paid, the Bank will be entitled to exercise in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing, or relating to the Secured Sums, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Guarantor expressly agrees that upon the occurrence of any such Event of Default (and provided that such Event of Default had not been cured during the applicable cure period), the Bank, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) or upon the Guarantor or any other person (all and each of which demands, advertisements, and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate, and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver such Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of the Bank’s offices or elsewhere at such prices on such terms as the Bank may deem commercially best, for cash or on credit or for future delivery without assumption of any credit risk. The Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of such Collateral so sold. The Guarantor further agrees, at the Bank’s request, to assemble the Collateral and make it available to the Bank at places that the Bank shall reasonably select, whether at the Guarantor’s premises or elsewhere. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, or sale, as provided in Section 13(d) hereof, the Guarantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Bank of any other amount required by any provision of law, including section 9-610 of the UCC, need the Bank account for the surplus, if any, to the Guarantor. To the maximum extent permitted by applicable law, the Guarantor waives all claims, damages, and demands against the Bank arising out of the repossession, retention, or sale of the Collateral except such as arise out of the gross negligence, fraud, misrepresentation, bad faith or willful misconduct of the Bank. The Guarantor agrees that the Bank need not give more than sixty (60) days’ prior notice (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to the Guarantor at its address referred to in Section 17 hereof with confirmation of receipt) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Guarantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all of the Secured Sums.

(b) The Guarantor also agrees to pay all costs of the Bank, including, without limitation, reasonable attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(c) Except as otherwise set forth in this Security Agreement, the Guarantor hereby waives presentment, demand, protest, or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

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(d) The Proceeds of any sale, disposition, or other realization upon all or any part of the Collateral shall be distributed by the Bank in the following order:

(a)	first, in discharge of all expenses incurred in connection with collecting the Secured Sums, including the expenses and remuneration of any receiver and/or manager at such rate as reasonably fixed by the Bank;

(b)	second, in discharge of the further amounts that are due to the Bank in consequence of the linkage conditions, the interest, damages, commission and expenses now and in future due to the Bank pursuant to this Security Agreement;

(c)	third, in discharge of the principal of the Secured Sums; and

(d)	fourth, to pay to the Guarantor, or its representatives or as a court of competent jurisdiction may direct, any surplus then remaining from such Proceeds.

(e) The Bank shall not be required to resort to or pursue any of its rights or remedies under or with respect to any other agreement or any other collateral or charge before pursuing any of its rights or remedies under this Security Agreement. The Bank may pursue its rights and remedies in such order as it determines, and the exercise by the Bank of any right or remedy will not preclude the Bank from exercising any other right or remedy.

(f) Until such time as any of the events set forth in Section 3 above have occurred, the Bank shall not exercise the rights set forth in subsection (a) above, including without limitation giving a Notice of Exclusive Control under the Deposit Account Control Agreement by and among the Bank, the Guarantor and Bank Leumi USA dated as of July 19th, 2017 (as such term is defined therein) or the giving of any similar notice under any other deposit account control agreement granting a security interest in any deposit account entered into pursuant to this Agreement or as a result of the Banking Services.

14. Termination. The Bank shall terminate this Security Agreement upon the Guarantor’s request provided that there has been the full repayment of all outstanding Secured Sums, all credit lines of the Affiliated Company are cancelled, and there remain no obligations towards the Bank or any outstanding credit facilities either of Guarantor or of Affiliated Company. Upon termination of this Security Agreement the Bank will release the security interest hereunder and will provide the Guarantor with any required approval or executed documents to the Secretary of State of the State of Delaware to remove the security interest in favor of the Bank under this Security Agreement.

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15. Appointment of the Bank; Limitation on the Bank’s Duty in Respect of Collateral. The Bank shall be obligated and shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Collateral) solely in accordance with this Security Agreement, and the Bank shall be bound thereby. So long as the Bank complies with reasonable banking practices, the Bank shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Bank shall use reasonable care with respect to the Collateral in its possession or under its control. Furthermore, neither the Bank nor any of its officers, directors, agents, or employees shall be liable for any action taken or omitted by any of them hereunder or in connection herewith or therewith, unless caused by it or their gross negligence, fraud, misrepresentation, bad faith or willful misconduct. Upon request of the Guarantor, the Bank shall account for any monies received by it in respect of any foreclosure oil or disposition of the Collateral.

16. Reinstatement. Subject to the provisions of Section 14 above, this Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Guarantor for liquidation or reorganization, should the Guarantor become insolvent or make an assignment for the benefit of creditors, or should a receiver or trustee be appointed for all or any significant part of the Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Sums, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Sums, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored, or returned, the Secured Sums shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored, or returned.

17. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by facsimile, and confirmed by answerback addressed as follows:

(a)	If to the Bank:

Mizrahi Tefahot Bank Ltd.
7 Jabotinsky Street Ramat Gan, Israel
Email: Dani_maor@umtb.co.il
Attention: Dani Maor

with a copy to:	E. Landau Law Offices
7 Jabotinsky Street.
Ramat Gan, Israel
Facsimile: 972-2-561-8212
Attention: Shlomo Farkas, Adv.

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	(b)	If to the Guarantor:
Itamar Medical Inc.
c/o Itamar Medical Ltd.
9 Halamish Street, P.O. Box 3579
Caesarea 3088900, Israel
Attn: Shy Basson, CFO

Itamar Medical Inc.
3290 Cumberland Club Drive
Suite 100, Atlanta, GA 30339
Attn: Shy Basson, CFO

with a copy to:		Itamar Medical Ltd.
9 Halamish Street, P.O. Box 3579
Caesarea 3088900, Israel
Attn: Gil Ashkenazi, Legal Counsel

or at such other address in Israel, as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied, and confirmed by telecopy answerback, or five (5) Business Days after the same shall have been deposited in the local postal service in Israel or in the U.S. To the extent permitted under applicable law, failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication, unless the recipient thereof has been materially prejudiced by such failure or delay.

Guarantor hereby irrevocably designates, appoints and empowers Mr. Shy Basson, 9 Halamish Street, P.O. Box 3579, Caesarea 3088900, Israel to receive for and on behalf of the Guarantor, any and all notices and/or correspondence relating to this Agreement and/or to Guarantor’s relations with the Bank, including without limitation, service of process issued out of the courts of the State of Israel or by or on behalf of the Bank or in any other manner in any legal action or proceedings arising out of or in connection with this Agreement. Any service of process to the above mentioned agent shall be deemed as service of process to the Guarantor itself. Guarantor hereby irrevocably agrees that if its agent ceases to have an address in Israel or ceases to act as its agent it shall appoint a new agent in Israel and will deliver to the Bank within 7 days a copy of a written acceptance of appointment by its agent. If at any time Guarantor appoints a new agent it shall give notice to the Bank of such appointment and until such time service on the agent last known to the other party shall be deemed to be effective service.

18. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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19. No Waiver; Cumulative Remedies. Neither party shall, by any act, delay, omission, or otherwise, be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the waiving party, and then only to the extent therein set forth. A waiver by either party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such party would otherwise have had on any future occasion. No failure to exercise, nor any delay in exercising on the part of a party hereunder, any right, power, or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified, or amended except by an instrument in writing, duly executed by the Bank and the Guarantor.

20. Successors and Assigns; Governing Law.

(a) This Security Agreement and all obligations of the Guarantor hereunder shall be binding upon the successors and assigns of the Guarantor, and shall, together with the rights and remedies of the Bank hereunder, inure to the benefit of the Bank and its successors and assigns. No sales of participations, other sales, assignments, transfers, or other dispositions of any agreement governing or instrument evidencing the Secured Sums or any portion thereof or interest therein shall in any manner affect the security interest granted to the Bank, hereunder.

(b) This Security Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Delaware.

(c) All parties to this Security Agreement hereby irrevocably consent to the jurisdiction of the courts in Tel Aviv, Israel, with respect to all matters related to and /or arising of this Agreement. The competent court in Tel Aviv is hereby vested with jurisdiction for the purpose of this Security Agreement, but the Bank may also take legal proceedings in any other competent court and/or jurisdiction. Subject to the provisions set forth in this section, all parties waive any objection to venue and any objection based on a more convenient forum in any action instituted under this Security Agreement.

21. Further Indemnification. The Guarantor agrees to pay, and to save the Bank harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales, or other similar taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement, except for losses caused by the Bank’s gross negligence, fraud, misrepresentation, bad faith or willful misconduct.

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22. Books of Account, Guarantor confirms that the Bank’s books and accounts are acceptable to it, shall be deemed correct and shall serve as prima facie evidence against it of all their particulars, including as regards the computation of the Secured Sums, the details of the bills and guarantees and the other collateral and every other matter relating to this Security Agreement.

23. Waiver of Jury Trial. Each of the parties to this Security Agreement waives all right to trial by jury in any action or proceeding to enforce or defend any rights or remedies hereunder. The parties acknowledge that the foregoing waiver is knowing and voluntary.

24. Section Titles. The section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

25. Counterparts. This Security Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

26. Transfer of Rights. The Bank may at any time, at its discretion, without needing the Guarantor’s consent, transfer to a corporation under its control or to another banking institution or to any venture capital or secondary fund with whom the Bank has transferred warrants or security agreements relating to at least two (2) operating high-technology companies, this Security Agreement and the rights pursuant hereto, including the Collateral, in whole or parts, and any such transferee may transfer the said rights without requiring further consent from Guarantor to a corporation under its control or to another banking institution or to any venture capital or secondary fund. The transfer may be made by endorsement of the Security Agreement or in such other manner as the Bank deems fit.

Notwithstanding the above, in the event that the Bank declares an Event of Default under section 10 above, the Bank may freely transfer this Security Agreement and the rights pursuant hereto, including the Collateral, in whole or parts, to any third party it deems fit, and any such transferee may transfer the said rights without requiring any further consent.

[Signature page Follows]

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Execution Copy

[Security Agreement dated July 19th, 2017 - Signature Page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

Mizrahi Tefahot Bank Ltd.	Guarantor

By:	/s/ Guy Ofer Hirshler	By:
/s/ Dani Maor